COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP I

--------------------------------------------------------------------------------


NEW ISSUE COMPUTATIONAL MATERIALS



$138,415,000 (approximate +/-10%)

BEAR STEARNS ASSET BACKED SECURITIES I LLC
ASSET-BACKED CERTIFICATES, SERIES 2007-SD2

BEAR STEARNS ASSET-BACKED SECURITIES I LLC
Depositor

EMC MORTGAGE CORPORATION
Sponsor &  Mortgage Loan Seller

WELLS FARGO BANK, N.A.
Master Servicer

CITIBANK, N.A.
Trustee

BEAR, STEARNS & CO. INC.
Sole Manager

All Statistical Information based upon Information as of February 1, 2007.


MARCH 8, 2007

                                  BEAR STEARNS

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP I

--------------------------------------------------------------------------------


STATEMENT REGARDING FREE WRITING PROSPECTUS


The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.


This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website: "www.bearstearns.com/prospectus/bsabs" for a copy of the base prospectus applicable to this offering.


The Information in this free writing prospectus is preliminary and is subject to completion or change.


The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.


This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.


SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP I

--------------------------------------------------------------------------------

                               CONTACT INFORMATION

MBS Trading

Scott Eichel                             Tel: (212) 272-5451
Sr. Managing Director                    eichel@bear.com

Chris Scott                              Tel: (212) 272-5451
Sr. Managing Director                    cscott@bear.com

MBS Structuring

Derek Schaible                           Tel: (212) 272-5451
Associate Director                       dschaible@bear.com


MBS Banking

Robert Durden                            Tel: (212) 272-5714
Associate Director                       rdurden@bear.com

Michael Norden                           Tel: (212) 272-7073
Analyst                                  mnorden@bear.com

Syndicate

Carol Fuller                             Tel: (212) 272-4955
Senior Managing Director                 cfuller@bear.com

Angela Ward                              Tel: (212) 272-4955
Associate Director                       adward@bear.com

Rating Agencies

Fitch:   Kei Ishidoya                    Tel: (212) 908-0238
                                         kei.ishidoya@fitchratings.com

         Michele Patterson               Tel: (212) 908-0779
                                         michele.patterson@fitchratings.com



S&P:     Errol Arne                      Tel: (212) 438-2089
                                         errol_arne@standardandpoors.com

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP I

--------------------------------------------------------------------------------

                                             CERTIFICATE INFORMATION TO MATURITY

             CERTIFICATE       RATINGS             CE           PASS-THROUGH       WINDOW         WAL         CERTIFICATE
  CLASS       SIZE (1)        S&P/FITCH        LEVELS (1)           RATE            (MOS)        (YRS)           TYPE
  I-A-1A      $34,526,000      AAA/AAA            20.00% (2)  Fixed 5.500% (4)      1-348        2.989       Super Senior
  I-A-1B       $1,819,000      AAA/AAA            15.85% (2)  Fixed 5.500% (4)      1-348        2.989          Senior
  I-A-2A      $26,234,000      AAA/AAA            20.00% (2)  Fixed 6.000% (4)      1-357        3.024       Super Senior
  I-A-2B       $1,382,000      AAA/AAA            15.85% (2)  Fixed 6.000% (4)      1-357        3.024          Senior
  I-A-3A      $55,514,000      AAA/AAA            20.00% (2)  Fixed 6.500% (4)      1-357        3.061       Super Senior
  I-A-3B       $2,924,000      AAA/AAA            15.85% (2)  Fixed 6.500% (4)      1-357        3.061          Senior
   I-X           (3)           AAA/AAA            15.85% (2)        (5)          NOT OFFERED     HEREBY     Senior/Interest
                                                                                                                 Only
   I-PO        $1,816,415      AAA/AAA            15.85% (2)     0.000% (6)      NOT OFFERED     HEREBY    Senior/Principal
                                                                                                                 Only
  I-B-1        $8,192,000       AA/AA             10.30% (2)      WAC (7)           1-357        9.773        Subordinate
  I-B-2        $4,946,000        A/A               6.95% (2)      WAC (7)           1-357        9.773        Subordinate
  I-B-3        $2,878,000      BBB/BBB             5.00% (2)      WAC (7)           1-357        9.773        Subordinate

                                                NON-OFFERED CERTIFICATES (8)
  I-B-4        $2,435,000       BB/BB              3.35% (2)    WAC (7), (8)        NON         OFFERED       CERTIFICATES
  I-B-5        $1,551,000        B/B               2.30% (2)    WAC (7), (8)        NON         OFFERED       CERTIFICATES
  I-B-6        $3,397,968       NR/NR           ------------    WAC (7), (8)        NON         OFFERED       CERTIFICATES

    NOTES:       - Prepayment Pricing Speed Assumption is 20% CPR
                 - Certificates will be priced to maturity
                 - Certificates are subject to a variance of +/- 10%

(1) The class sizes and credit enhancement levels are subject to change based upon the final pool and rating agency evaluation of subordination.

(2) Credit enhancement for the Certificates will be provided by subordination. The expected initial credit enhancement percentages are as provided above.

(3) The Class I-X Certificates will not have a Certificate Principal Balance and will not be entitled to distributions of principal. The Class I-X Certificates will accrue interest at a variable pass-through rate on their notional amount, which will be equal to the aggregate stated principal balance of the mortgage loans in sub-loan group 3 that have net mortgage rates greater than 6.500%. The initial notional amount of the Class I-X Certificates will be $47,759,641.

(4)     Subject to the available funds cap.

(5)     The pass-through rate for the Class I-X Certificates will be equal to
        (i) the excess of (a) the weighted average of the net mortgage rates of the mortgage loans in sub-loan group 3 with a net mortgage rate equal to or greater than 6.50% over (b) 6.50%. The pass-through rate for the initial interest accrual period is approximately 0.898% per annum.

(6) The Class I-PO Certificates are principal only certificates and will not bear interest.

(7) A variable pass-through rate equal to the weighted average of (i) 5.500% per annum, (ii) 6.000% per annum and (iii) 6.500% per annum, weighted in proportion to the results of subtracting from the aggregate principal balance of the mortgage loans in sub-loan group 1, sub-loan group 2 and sub-loan group 3, respectively (other than the portion of the mortgage loans attributable to the Class I-PO Certificates), the aggregate Certificate Principal Balance of the related class or classes of group I senior certificates, other than the related Class I-PO Certificates. The pass-through rate for the initial interest accrual period is approximately 6.090% per annum.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP I

--------------------------------------------------------------------------------


THE STRUCTURE

Senior/subordinate shifting interest structure.


THE GROUP I CERTIFICATES:

The trust will issue certificates consisting of senior certificates designated as the Class I-A-1A, Class I-A-1B, Class I-A-2A, Class I-A-2B, Class I-A-3A, Class I-A-3B, Class I-X (the "Interest Only Certificates") and Class I-PO Certificates (collectively the "Senior Certificates") and the Class I-B-1, Class I-B-2 and Class I-B-3 Certificates (the "Offered Subordinate Certificates", and together with the Senior Certificates, the "Offered Certificates"). The trust will also issue Class I-B-4, Class I-B-5 and Class I-B-6 Certificates which are not offered hereby. The Class I-P Certificates will be entitled to all prepayment charges received in respect of the related mortgage loans, and together with the Class I-B-4, Class I-B-5, Class I-B-6 and Class I-R Certificates are not offered hereby (collectively the "Non Offered Certificates").

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP I

--------------------------------------------------------------------------------


THE COLLATERAL

     - Conventional, one- to four-family, fixed-rate loans secured by first and second liens on residential mortgage properties as briefly described in the table below.

     -    The mortgage loans are serviced by EMC Mortgage Corp, GMAC and Wells
          Fargo.

     - As of the Cut-Off Date, no more than approximately 10.35% of the mortgage loans will be 31-60 days delinquent and none of the mortgage loans will be greater than 60 days delinquent.

     - As of the Cut-Off Date, no more than 37.71% of the Mortgage Loans will have been more than 1x30 days delinquent in the past 12 months.

     - The mortgage loans were originated by approximately 37 originators with approximately 34.35% originated by Wells Fargo, approximately 25.79% were originated by Washington Mutual, approximately 23.58% were originated by Suntrust Mortgage, and approximately 6.77% were originated by Citigroup. No other originator contributed more than 5.00%.

     - The mortgage loans that were originated by Wells Fargo are generally seasoned loans (approximately 4.46%), loans with a delinquency history (approximately 38.06%) and loans with an underwriting issue (approximately 57.49%).

     - The mortgage loans that were originated by Washington Mutual are generally seasoned loans (approximately 6.38%), loans with a delinquency history (approximately 40.34%) and loans with an underwriting issue (approximately 53.29%).

     - The mortgage loans that were originated by Suntrust Mortgage are generally seasoned loans (approximately 15.52%), loans with a delinquency history (approximately 62.35%) and loans with an underwriting issue (approximately 22.12%).

     - The mortgage loans that were originated by Citigroup are generally loans with a delinquency history (approximately 97.42%) and loans with an underwriting issue (approximately 2.58%).

     - The mortgage loans have been acquired by the Mortgage Loan Seller from a variety of sources. Such loans were originated or intended to be originated based on prime or alternative "A" underwriting guidelines.

                                                      % OF
                        INDEX/          PRINCIPAL      SUB-     GROSS    WAM      AGE     OTERM    GROSS     CURR
     LOAN TYPE           TERM            BALANCE       POOL    WAC (%)  (MOS.)  (MOS.)   (MOS.)   MARGIN(%) CLTV(%)   FICO
  Fixed/1st Lien        Balloon             $387,467     0.26    7.892     144       39      183         0   101.03     558
  Fixed/1st Lien      Full Amort        $145,637,432    98.66    6.686     322       26      349         0    81.14     639
  Fixed/2nd Lien        Balloon           $1,150,025     0.78   11.228     165       15      180         0    98.04     665
  Fixed/2nd Lien      Full Amort            $440,460      0.3   13.883     349       11      360         0   109.58     693
                   TOTAL PORTFOLIO:     $147,615,383      100    6.746     321       26      347         0    81.41     639

               ALL COLLATERAL INFORMATION PROVIDED HEREIN HAS BEEN
               CALCULATED USING INFORMATION AS OF FEBRUARY 1, 2007
              AND MAY DIFFER +/-10% FROM THE FINAL CHARACTERISTICS
                  OF THE MORTGAGE POOL AS OF THE CUT-OFF DATE.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP I

--------------------------------------------------------------------------------

SUMMARY OF TERMS

DEPOSITOR:                         Bear Stearns Asset Backed Securities I LLC.

SPONSOR & MORTGAGE LOAN:           EMC Mortgage Corporation.

MASTER SERVICER:                   Wells Fargo Bank, N.A.

SERVICERS:                         Wells Fargo Bank, N.A., GMAC and
                                   EMC Mortgage Corporation.

SOLE MANAGER:                      Bear, Stearns & Co. Inc.

TRUSTEE:                           Citibank, N.A., a national banking
                                   association.

RATING AGENCIES:                   Standard & Poor's Ratings Group and
                                   Fitch Ratings Inc.

CUT-OFF DATE:                      February 1, 2007

SETTLEMENT DATE:                   On or about March 15, 2007

DISTRIBUTION DATE:                 25th day of each month (or the next business
                                   day), commencing March, 2007

PREPAYMENT PERIOD:                 With respect to any Distribution Date, the
                                   period commencing on the 16th day of
                                   the month prior to the month in which the related Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs in the case of the Mortgage Loans for which EMC is servicer or such other period as provided in the related servicing agreement with respect to the other servicers.

DUE PERIOD:                        With respect to any distribution date
                                   and mortgage loan is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

PASS THROUGH RATES:                The pass-through rates for each class of
                                   Certificates are shown in the table above.

OPTIONAL TERMINATION:              The depositor may purchase all of the
                                   remaining assets in a loan group when the stated principal balance of the mortgage loans and any foreclosed real estate owned by the trust fund, in each case with respect to the related loan group, has declined to or below 10% of the Stated
                                   Principal Balance of the mortgage loans in the related loan group as of the cut-off date. We refer to this distribution date, respectively, as the related "optional termination date." Such a purchase will result in the early retirement of all the Group I Certificates.

RECORD DATE:                       For each class of certificates and for
                                   any distribution date, the close of business on the last business day of the month immediately preceding the month in which such distribution date occurs, and for the first distribution date, the closing date.

REMITTANCE TYPE:                   Scheduled/Scheduled

REGISTRATION:                      The Certificates will be available in
                                   book-entry form through DTC.

DENOMINATIONS:                     The Certificates are issuable in minimum
                                   denominations of an original amount of
                                   $25,000 and multiples of $1,000 in excess thereof.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP I

--------------------------------------------------------------------------------

FEDERAL TAX ASPECTS:               REMIC (one or more)

ERISA CONSIDERATIONS:              The Class A Certificates may be
                                   purchased by an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security
                                   Act of 1974 or Section 4975 of the
                                   Internal Revenue Code of 1986 ("Plan"),
                                   but the offered subordinate certificates may only be purchased by or on behalf of a Plan if one of a number of prohibited transaction class exemptions, based on the identity of the fiduciary of such plan or arrangement or the source of funds used to acquire the certificates, is applicable to the acquisition and holding of such certificates.

SMMEA ELIGIBILITY:                 None of the Certificates will be
                                   mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

CLASS I-A CERTIFICATES:            The Class I-A-1A, Class I-A-1B, Class
                                   I-A-2A, Class I-A-2B, Class I-A-3A and
                                   Class I-A-3B Certificates.

CLASS I-B CERTIFICATES:            The Class I-B-1, Class I-B-2, Class I-B-3,
                                   Class I-B-4, Class I-B-5 and Class I-B-6
                                   Certificates.

CLASS I-A-1 CERTIFICATES:          The Class I-A-1A Certificates and Class
                                   I-A-1B Certificates.

CLASS I-A-2 CERTIFICATES:          The Class I-A-2A Certificates and Class
                                   I-A-2B Certificates.

CLASS I-A-3 CERTIFICATES:          The Class I-A-3A Certificates and Class
                                   I-A-3B Certificates.

P&I ADVANCES:                      Each servicer will be obligated to advance,
                                   or cause to be advanced, cash advances
                                   with respect to delinquent payments of
                                   scheduled principal (other than principal on any balloon payment) and interest on the mortgage loans to the extent that the servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the Certificates and are not intended to guarantee or insure against losses. The Master Servicer may be obligated to back-stop each servicer's obligation.

COMPENSATING INTEREST:             Each Servicer will be required to cover
                                   interest shortfalls as a result of full
                                   prepayments to the extent of its
                                   aggregate servicing fee. The Master
                                   Servicer may be obligated to back-stop
                                   each servicer's obligation.

SUB-LOAN GROUP I-1 MORTGAGE LOANS: Sub-loan group I-1 consists of (x) all of the Mortgage Loans with a net
                                   mortgage rate less than 5.50%, and (y)
                                   the Sub-loan group I-1 Fraction of the
                                   principal balance of the group I
                                   Mortgage Loans with a net mortgage rate
                                   greater than or equal to 5.50% and less
                                   than 6.00%.

SUB-LOAN GROUP I-2 MORTGAGE LOANS: Sub-loan group I-2 consists of (x)
                                   Sub-loan group I-2A Fraction of the
                                   principal balance of the Mortgage Loans
                                   with a net mortgage rate greater than or equal to 5.50% and less than 6.00%, and
                                   (y) the Sub-loan group I-2B Fraction of
                                   the principal balance of the group I
                                   Mortgage Loans with a net mortgage rate
                                   greater than or equal to 6.00% and less
                                   than 6.50%.

SUB-LOAN GROUP I-3 MORTGAGE LOANS: Sub-loan group I-3 consists of (x) all of the Mortgage Loans with a net
                                   mortgage rate more than 6.50%, and (y)
                                   the Sub-loan group I-3 Fraction of the
                                   principal balance of the group I
                                   Mortgage Loans with a net mortgage rate
                                   greater than or equal to 6.00% and less
                                   than 6.50%.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP I

--------------------------------------------------------------------------------

SUB-LOAN GROUP I-1 FRACTION:       With respect to any group I mortgage
                                   loan with a net mortgage rate greater
                                   than or equal to 5.500% per annum and
                                   less than 6.000% per annum, a fraction,
                                   (x) the numerator of which is equal to
                                   6.000% minus the net mortgage rate of
                                   such mortgage loan, and (y) the
                                   denominator of which is equal to 0.500%.



SUB-LOAN GROUP I-2A FRACTION:      With respect to any group I mortgage
                                   loan with a net mortgage rate greater
                                   than or equal to 5.500% per annum and
                                   less than 6.000% per annum, a fraction,
                                   (x) the numerator of which is equal to
                                   the net mortgage rate of such mortgage
                                   loan minus 5.500%, and (y) the
                                   denominator of which is equal to 0.500%.

SUB-LOAN GROUP I-2B FRACTION:      With respect to any group I mortgage
                                   loan with a net mortgage rate greater
                                   than or equal to 6.000% per annum and
                                   less than 6.500% per annum, a fraction,
                                   (x) the numerator of which is equal to
                                   6.500% minus the net mortgage rate of
                                   such mortgage loan, and (y) the
                                   denominator of which is equal to 0.500%.

SUB-LOAN GROUP I-3 FRACTION:       With respect to any group I mortgage
                                   loan with a net mortgage rate greater
                                   than or equal to 6.000% per annum and
                                   less than 6.500% per annum, a fraction,
                                   (x) the numerator of which is equal to
                                   the net mortgage rate of such mortgage
                                   loan minus 6.000%, and (y) the
                                   denominator of which is equal to 0.500%.

NET MORTGAGE RATE:                 On any mortgage loan, the then
                                   applicable mortgage rate thereon minus
                                   the sum of (1) the Servicing Fee Rate
                                   (ranging from 0.25% to 0.50%), (2) the
                                   lender paid mortgage insurance strip, if any, and (3) the Master Servicing Fee
                                   Rate (0.015%).

INTEREST PAYMENTS:                 On each Distribution Date, holders of
                                   the Certificates (other than the Class
                                   I-PO Certificates) will be entitled to
                                   receive the interest that has accrued on the Certificates at the related
                                   Pass-Through Rate during the related
                                   Accrual Period, and any interest due on
                                   a prior Distribution Date that was not
                                   paid, minus any certain shortfalls in
                                   interest collections allocated to that
                                   class of certificates.

                                   The interest "Accrual Period" on the
                                   Certificates for a given Distribution Date will be the calendar month immediately preceding the calendar month in which such Distribution Date occurs. Calculations of interest on these certificates will be based on a 360-day year that consists of twelve 30-day months.

                                   Interest bearing senior certificates: Class
                                   I-A-1A, Class I-A-1B, Class I-A-2A, Class
                                   I-A-2B, Class I-A-3A, Class I-A-3B and Class
                                   I-X Certificates.

                                   The Class I-PO Certificates will not be
                                   entitled to distributions of interest.

WA NET RATE:                       With respect to any Distribution Date,
                                   the per annum rate equal to the weighted average of the Net Mortgage Rates on the mortgage loans as of the end of the related Due Period, weighted on the basis of the Stated Principal Balances thereof as of the end of the related Due
                                   Period.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP I

--------------------------------------------------------------------------------

PRINCIPAL PAYMENTS:                Senior Optimal Principal Amount: with
                                   respect to each sub-loan group, the
                                   Senior Optimal Principal Amount will be
                                   an amount equal to the sum of (i) The
                                   Senior Percentage of scheduled principal payments of the mortgage loans in the related sub-loan group, (ii) the Senior
                                   Prepayment Percentage of all full and
                                   partial prepayments of the mortgage
                                   loans in the related sub-loan group,
                                   received by a servicer during the
                                   applicable Prepayment Period, (iii) the
                                   lesser of (a) the Senior Percentage of
                                   the Stated Principal Balance of all
                                   liquidated mortgage loans in the related sub-loan group, or (b) the Senior
                                   Prepayment Percentage of the Stated
                                   Principal Balance of all liquidated
                                   mortgage loans in the related sub-loan
                                   group, (iv) the Senior Prepayment
                                   Percentage of the sum of (a) the Stated
                                   Principal Balance of each mortgage loan
                                   in the related sub-loan group which was
                                   repurchased by the sponsor in connection with such Distribution Date and (b) the excess, if any, of the Stated Principal
                                   Balance of a mortgage loan in the
                                   related sub-loan group that has been
                                   replaced by the sponsor with a
                                   substitute mortgage loan pursuant to the pooling and servicing agreement in connection with such Distribution Date over the Stated Principal Balance of such substitute mortgage loan.

                                   Senior Percentage: with respect to each
                                   certificate group related to a sub-loan group in loan group I and any distribution date, is the lesser of (a) 100% and (b) the percentage obtained by dividing the Certificate Principal Balance of the group I senior certificates (other than the Class I-X and Class I-PO) in the related certificate group by the aggregate Stated Principal Balance of the group I mortgage loans in the related sub-loan group (other than the PO Percentage thereof with respect to the related Discount Mortgage Loans) as of the beginning of the related Due Period. The initial Senior Percentage for each sub-loan group in loan group I will be 83.95%.

                                   Subordinate Optimal Principal Amount: The
                                   Subordinate Optimal Principal Amount will be an amount equal to the sum of (i) The Subordinate Percentage of scheduled principal payments of the mortgage loans, (ii) the Subordinate Prepayment Percentage of all full and partial prepayments of the mortgage loans, received by a servicer during the applicable Prepayment Period, (iii) the excess, if any, of net liquidation proceeds over the amount included in clause (iii) of the Senior Optimal Principal Amount definition above, (iv) the Subordinate Prepayment Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related sub-loan group which was repurchased by the sponsor in connection with such Distribution Date and (b) the excess, if any, of the Stated Principal Balance of a mortgage loan in the related sub-loan group that has been replaced by the sponsor with a substitute mortgage loan pursuant to the pooling and servicing agreement in connection with such Distribution Date over the Stated Principal Balance of such substitute mortgage loan, and (iv) on the Distribution Date on which the Certificate Principal Balances of the Senior Certificates (other than the Class I-X and Class I-PO Certificates) have been reduced to zero, 100% of the Senior Optimal Principal Amount.

                                   Subordinate Percentage: with respect to any sub-loan group included in the loan group I, equals 100% minus the related Senior Percentage for the related certificate group. The initial Subordinate Percentage for each sub-loan group in loan group I will be 16.05%.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP I

--------------------------------------------------------------------------------

STATED PRINCIPAL BALANCE:          With respect to any distribution date,
                                   is the cut-off date principal balance
                                   thereof, minus the sum of (i) the
                                   principal portion of the scheduled
                                   monthly payments due from mortgagors
                                   with respect to such mortgage loan
                                   during each Due Period ending prior to
                                   such Distribution Date (and irrespective of any delinquency in their payment);
                                   (ii) all prepayments of principal with
                                   respect to such mortgage loan received
                                   prior to or during the related
                                   Prepayment Period, and all liquidation
                                   proceeds to the extent applied by the
                                   related servicer as recoveries of
                                   principal in accordance with the pooling and servicing agreement that were received by the related servicer prior to or during the related liquidation period, and (iii) any realized loss thereon incurred during the related period set forth in the respective servicing agreement. The Stated
                                   Principal Balance of any liquidated
                                   mortgage loan is zero.

CERTIFICATE PRINCIPAL BALANCE:     With respect to any Certificates (other
                                   than the Interest Only Certificates) as
                                   of any date of distribution date, the
                                   initial Certificate Principal Balance
                                   thereof, plus any subsequent recoveries
                                   added to the Certificate Principal
                                   Balance of such certificate (other than
                                   the Interest Only Certificates), reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such certificates, (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of realized losses in the manner described herein, and (c) solely in the case of the Class I-B
                                   Certificates, such certificate's pro
                                   rata share, if any, of the applicable
                                   subordinate certificate write down
                                   amount for previous distribution dates.

CREDIT ENHANCEMENT:                Credit Enhancement for the Certificates
                                   will be provided by a senior/subordinate shifting interest structure.
                                   Subordination will be initially,
                                   [20.00]% for the Class I-A-1A, Class
                                   I-A-2A, Class I-A-3A, [15.85]% for the
                                   Class I-A-1B, Class I-A-2B, Class
                                   I-A-3B, Class I-X and Class I-PO
                                   Certificates, [10.30]% for the Class
                                   I-B-1 Certificates, [6.95]% for the
                                   Class I-B-2 Certificates, [5.00]% for
                                   the Class I-B-3 Certificates, [3.35]%
                                   for the Class I-B-4 Certificates, and
                                   [2.30]% for the Class I-B-5
                                   Certificates.

CROSS OVER DATE:                   The Distribution Date on which the
                                   Certificate Principal Balances of the
                                   Class I-B Certificates are reduced to
                                   zero.

ALLOCABLE SHARE:                   With respect to any class of Class I-B
                                   Certificates on any Distribution Date
                                   will generally equal such class's pro
                                   rata share (based on the Certificate
                                   Principal Balance of each class entitled thereto) of the related Subordinate
                                   Optimal Principal Amount; provided,
                                   however, that no class of Class I-B
                                   Certificates (other than the class of
                                   Class I-B Certificates with the lowest
                                   numerical designation) shall be entitled on any Distribution Date to receive distributions pursuant to clause (ii) of the related definition of Subordinate
                                   Optimal Principal Amount unless the
                                   Class Prepayment Distribution Trigger
                                   for the related class is satisfied for
                                   such Distribution Date. Notwithstanding
                                   the foregoing, if on any Distribution
                                   Date the Certificate Principal Balance
                                   of any class of Class I-B Certificates
                                   for which the related Class Prepayment
                                   Distribution Trigger was satisfied on
                                   such Distribution Date is reduced to
                                   zero, any amounts distributable to such
                                   class pursuant to clause (ii) of the
                                   related definition of Subordinate
                                   Optimal Principal Amount to the extent
                                   of such class's remaining Allocable
                                   Share, shall be distributed to the
                                   remaining classes of Class I-B
                                   Certificates in reduction of their
                                   respective Certificate Principal
                                   Balances, sequentially, to the Class I-B
                                   Certificates, in the order of their
                                   numerical class designations.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP I

--------------------------------------------------------------------------------


AVAILABLE FUNDS:                   For any Distribution Date and each
                                   sub-loan group, an amount equal to the
                                   amount received by the Trustee and
                                   available in the certificate account on
                                   that Distribution Date. The available
                                   distribution amount will generally be
                                   equal to the sum of (1) the aggregate
                                   amount of scheduled payments on the
                                   mortgage loans in the related sub-loan
                                   group, insurance proceeds and
                                   liquidation proceeds, received during
                                   the related Prepayment Period, in each
                                   case net of amounts reimbursable there
                                   from to the Trustee, the Master Servicer and any Subservicer and reduced by the Master Servicer fees and servicing fees.

CLASS PREPAYMENT DISTRIBUTION      With respect to any Distribution Date, a
TRIGGER:                           test, which shall be satisfied for a
                                   class of Class I-B Certificates if the
                                   fraction (expressed as a percentage),
                                   the numerator of which is the aggregate
                                   Certificate Principal Balance of such
                                   class and each class of group I
                                   subordinate certificates subordinate
                                   thereto, if any, and the denominator of
                                   which is the Stated Principal Balances
                                   of all of the group I mortgage loans as
                                   of the related Due Date, equals or
                                   exceeds such percentage calculated as of the Closing Date.


SENIOR PREPAYMENT PERCENTAGE:      The Senior Prepayment Percentage for the
                                   group I Senior Certificates (other than
                                   the Class I-X Certificates and Class
                                   I-PO Certificates) of each certificate
                                   group related to a sub-loan group in
                                   loan group I, on any Distribution Date
                                   occurring during the periods set forth
                                   below will be as follows:

                                   Through and including the Distribution Date n February 2012: 100%

                                   The senior prepayment percentage can be
                                   reduced to Senior Percentage plus 70%, 60%,
                                   40%, 20% and 0% of the Subordinate Percentage over the next five years, respectively, provided that:

                                   (i) the principal balance of the mortgage loans 61 days or more delinquent (including for this purpose any such group I mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust) averaged over the last 6 months, as a percentage of the aggregate Certificate Principal Balance of the Subordinates does not exceed 50%, and

                                   (ii) cumulative Realized Losses on the group
                                   I mortgage loans in all sub-loan groups do not exceed (a) 30% of the aggregate Certificate Principal Balance of the original Group I Subordinate Principal Balance if such Distribution Date occurs between and including March 2012 and February 2013, (b) 35% of the Original Group I Subordinate Principal Balance if such Distribution Date occurs between and including March 2013 and February 2014, (c) 40% of the Original Group I Subordinate Principal Balance if such Distribution Date occurs between and including January March 2014 and February 2015, (d) 45% of the Original Group I Subordinate Principal Balance if such Distribution Date occurs between and including March 2015 and February 2016, and
                                   (e) 50% of the Original Group I Subordinate
                                   Principal Balance if such Distribution Date occurs during or after February 2016.

SUBORDINATE PREPAYMENT PERCENTAGE: With respect to any sub-loan group included in loan group I, and as of any
                                   distribution date, will equal 100% minus the Senior Prepayment Percentage for the senior certificates in the related certificate group.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP I

--------------------------------------------------------------------------------

PRIORITY OF PAYMENTS:              (A) On each Distribution Date, the
                                   Available Funds for sub-loan group I-1
                                   will be distributed to the Class I-A-1
                                   Certificates and Class I-PO Certificates as follows:

                                        1.   Payment of Accrued Interest to
                                             the interest bearing senior
                                             certificates, pro-rata, at
                                             their respective Pass Through
                                             Rate;

                                        2.   payment of Accrued Interest
                                             remaining unpaid from previous
                                             Distribution Dates to the
                                             interest bearing senior
                                             certificates, pro-rata, at
                                             their respective Pass Through
                                             Rate;

                                        3.   payment of principal pro-rata,
                                             in reduction of their
                                             respective Certificate
                                             Principal Balance, to (i)
                                             Class I-PO Certificates the
                                             I-PO Principal Distribution
                                             Amount and (ii) Class I-A-1
                                             Certificates in an amount
                                             equal to the related Senior
                                             Optimal Principal Amount with
                                             respect to the sub-loan group
                                             I-1 for such Distribution
                                             Date, to the extent of
                                             remaining Available Funds for
                                             sub-loan group I-1, until such
                                             Certificate Principal Balance
                                             has been reduced to zero; and

                                        4.   to the Class I-PO
                                             Certificates, the Class I-PO
                                             Deferred Amount.

                                   (B) On each Distribution Date, the
                                   Available Funds for sub-loan group I-2
                                   will be distributed to the Class I-A-2
                                   Certificates as follows:

                                        1.   Payment of Accrued Interest to
                                             the interest bearing senior
                                             certificates, pro-rata, at
                                             their respective Pass Through
                                             Rate;

                                        2.   payment of Accrued Interest
                                             remaining unpaid from previous
                                             Distribution Dates to the
                                             interest bearing senior
                                             certificates, pro-rata, at
                                             their respective Pass Through
                                             Rate; and

                                        3.   payment of principal, in
                                             reduction of its respective
                                             Certificate Principal Balance,
                                             to the Class I-A-2
                                             Certificates in an amount
                                             equal to the related Senior
                                             Optimal Principal Amount with
                                             respect to the sub-loan group
                                             I-2 for such Distribution
                                             Date, to the extent of
                                             remaining Available Funds for
                                             sub-loan group I-2, until such
                                             Certificate Principal Balance
                                             has been reduced to zero.

                                   (C) On each Distribution Date, the
                                   Available Funds for sub-loan group I-3
                                   will be distributed to the Class I-A-3
                                   Certificates and Class I-X Certificates
                                   as follows:

                                        1.   Payment of Accrued Interest to
                                             the interest bearing senior
                                             certificates, pro-rata, at
                                             their respective Pass Through
                                             Rate;

                                        2.   payment of Accrued Interest
                                             remaining unpaid from previous
                                             Distribution Dates to the
                                             interest bearing senior
                                             certificates, pro-rata, at
                                             their respective Pass Through
                                             Rate; and

                                        3.   payment of principal, in
                                             reduction of its respective
                                             Certificate Principal Balance,
                                             to the Class I-A-3
                                             Certificates in an amount
                                             equal to the related Senior
                                             Optimal Principal Amount with
                                             respect to the sub-loan group
                                             I-3 for such Distribution
                                             Date, to the extent of
                                             remaining Available Funds for
                                             sub-loan group I-3, until such
                                             Certificate Principal Balance
                                             has been reduced to zero.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP I

--------------------------------------------------------------------------------

PRIORITY OF PAYMENTS CONT'D:       (D) Except as provided in paragraphs (E)
                                   and (F) below, on each Distribution Date on or prior to the Distribution Date on which the Certificate Principal Balances of the Class I-B Certificates are reduced to zero, such date being referred to herein as the related
                                   Cross-Over Date, an amount equal to the
                                   remaining Available Funds for all
                                   sub-loan groups in loan group I after
                                   the distributions set forth in
                                   paragraphs (A) through (C) above, will
                                   be distributed, sequentially, to the
                                   Class I-B-1, Class I-B-2, Class I-B-3,
                                   Class I-B-4, Class I-B-5 and Class I-B-6
                                   Certificates, in that order, in each
                                   case up to an amount equal to and in the following order:

                                        1.   Payment of Accrued Interest
                                             thereon for such Distribution
                                             Date;

                                        2.   payment of Accrued Interest
                                             remaining unpaid from previous
                                             Distribution Dates to the
                                             interest bearing senior
                                             certificates, pro-rata, at
                                             their respective Pass Through
                                             Rate;

                                        3.   such class's Allocable Share
                                             for such Distribution Date, in
                                             each case, to the extent of
                                             the remaining Available Funds
                                             for loan group I.

                                   (E) On each Distribution Date prior to
                                   the related Cross-Over Date but after
                                   the reduction of the aggregate
                                   Certificate Principal Balance of the
                                   group I senior certificates (other than
                                   the Class I-X and Class I-PO
                                   Certificates) in any certificate group
                                   or groups to zero, the remaining
                                   certificate groups will be entitled to
                                   receive in reduction of their
                                   Certificate Principal Balances, pro
                                   rata, based upon the aggregate
                                   Certificate Principal Balance of the
                                   group I senior certificates in each
                                   certificate group immediately prior to
                                   such distribution date, in addition to
                                   any principal prepayments related to
                                   such remaining senior certificates'
                                   respective sub-loan group allocated to
                                   such group I senior certificates, 100%
                                   of the principal prepayments on any
                                   mortgage loan in the sub-loan group or
                                   groups relating to the fully paid
                                   certificate group or groups. Such
                                   amounts allocated to the group I senior
                                   certificates shall be treated as part of the Available Funds for the related sub-loan group and distributed as part of the related Senior Optimal Principal Amount in accordance with the priorities set forth in clause three in each of paragraphs (A) through (C) above, in reduction of the Certificate Principal Balances thereof.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP I

--------------------------------------------------------------------------------

PRIORITY OF PAYMENTS CONT'D:       (F) If on any distribution date on which
                                   the aggregate Certificate Principal
                                   Balance of the group I senior
                                   certificates (other than the Class I-X
                                   and Class I-PO Certificates) in a
                                   certificate group would be greater than
                                   the aggregate Stated Principal Balance
                                   of the mortgage loans in its related
                                   sub-loan group and any Class I-B
                                   Certificates are still outstanding, in
                                   each case, after giving effect to
                                   distributions to be made on such
                                   distribution date, (i) 100% of amounts
                                   otherwise allocable to the group I
                                   subordinate certificates in respect of
                                   principal will be distributed to such
                                   group I senior certificates in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate
                                   Principal Balance of such group I senior certificates is equal to the aggregate
                                   Stated Principal Balance of the mortgage loans in the related sub-loan group, and
                                   (ii) the Accrued Interest otherwise
                                   allocable to the Class I-B Certificates
                                   on such Distribution Date will be
                                   reduced and distributed to the related
                                   group I senior certificates (other than
                                   the Class I-PO Certificates), to the
                                   extent of any amount due and unpaid on
                                   such group I senior certificates, in an
                                   amount equal to the Accrued Interest for such Distribution Date on the excess of
                                   (x) the aggregate Certificate Principal
                                   Balance of such group I senior
                                   certificates over (y) the aggregate
                                   Stated Principal Balance of the mortgage loans in the related sub-loan group. Any such reduction in the Accrued Interest on the Class I-B Certificates will be allocated first to the Class I-B
                                   Certificates in reverse order of their
                                   respective numerical designations,
                                   commencing with the Class I-B-6
                                   Certificates. If there exists more than
                                   one under collateralized certificate
                                   group on a distribution date, amounts
                                   distributable to such under
                                   collateralized certificate groups
                                   pursuant to this paragraph will be
                                   allocated among such under
                                   collateralized certificate groups, pro
                                   rata, based upon the amount by which
                                   their respective aggregate Certificate
                                   Principal Balances exceed the aggregate
                                   Stated Principal Balance of the mortgage loans in their respective sub-loan groups.

                                   (G) If, after distributions have been made pursuant to priorities one and two of paragraphs (A) through (C) above on any Distribution Date, the remaining Available Funds for any sub-loan group in loan group I is less than the Senior Optimal Principal Amount for that sub-loan group plus, in the case of sub-loan group I-1, the Class I-PO Certificate Principal Distribution Amount, the Senior Optimal Principal Amount for that sub-loan group collectively, in the case of sub-loan group I-1, with the Class I-PO Principal Distribution Amount, shall be reduced by that amount, and the remaining Available Funds for that sub-loan group will be distributed as principal among the related classes of group I senior certificates (other than the Class I-X Certificates), pro rata, based on their respective Certificate Principal Balances. Notwithstanding any reduction in principal distributable to the Class I-PO Certificates pursuant to this paragraph, the principal balance of the Class I-PO Certificates shall be reduced not only by principal so distributed but also by the difference between (i) principal distributable to the Class I-PO Certificates in accordance with priority four of clause (A) above, and (ii) principal actually distributed to the Class I-PO certificates after giving effect to this paragraph (such difference for the Class I-PO Certificates, the "Class I-PO Certificate Cash Shortfall"). The Class I-PO Certificate Cash Shortfall for the Class I-PO Certificates with respect to any Distribution Date will be added to the Class I-PO Deferred Amount.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP I

--------------------------------------------------------------------------------

CLASS I-PO PRINCIPAL DISTRIBUTION  An amount generally equal to the product of
AMOUNT: (i) the I-PO Percentage and (ii) the sum of (1) the principal portion of scheduled payments on the related mortgage loans, (2) the Senior
                                   Prepayment Percentage of prepayments and net liquidation proceeds in respect of the mortgage loans and (3) the Senior Prepayment Percentage of amounts received in respect of repurchased or substituted Mortgage Loans.

I-PO PERCENTAGE:                   (a) with respect to each mortgage loan
                                   that is a Discount Mortgage Loan, 5.50%
                                   minus such loan's net mortgage rate,
                                   divided by 5.50%, and (b) with respect
                                   to each mortgage loan that is not a
                                   Discount Mortgage Loan, 0%.

I-NON-PO PERCENTAGE:               (a) with respect to each mortgage loan
                                   that is a Discount Mortgage Loan, such
                                   loan's net mortgage rate divided by
                                   5.50%, and (b) with respect to each
                                   mortgage loan that is not a Discount
                                   Mortgage Loan, 100%.

DISCOUNT MORTGAGE LOAN:            Any mortgage loan with a net mortgage
                                   rate less than 5.500%

CLASS I-PO DEFERRED AMOUNT:        With respect to each Distribution Date
                                   through the Cross-Over Date, the
                                   aggregate of all amounts allocable on
                                   such dates to the Class I-PO
                                   Certificates in respect of the principal portion of realized losses in respect of Discount Mortgage Loans in sub-loan group I-1 and the Class I-PO Certificate
                                   Cash Shortfall and all amounts
                                   previously allocated in respect of such
                                   losses and such shortfalls to the Class
                                   I-PO Certificates, and not distributed
                                   on prior distribution dates.

ALLOCATION OF LOSSES:              On each Distribution Date, the
                                   applicable I-Non-PO Percentage of any
                                   realized loss on the mortgage loans will be allocated first to the Class I-B
                                   Certificates, in the reverse order of
                                   their payment priority, in each case
                                   until the certificate principal balance
                                   of the respective class of certificates
                                   has been reduced to zero. Thereafter,
                                   the applicable I-Non-PO Percentage of
                                   any Realized Losses with respect to
                                   sub-loan group I-1 will be allocated
                                   first to the Class I-A-1B Certificates,
                                   until the Certificate Principal Balance
                                   thereof has been reduced to zero, and
                                   thereafter, such sub-loan group I-1
                                   losses will be allocated to the Class
                                   I-A-1B Certificates; the applicable
                                   I-Non-PO Percentage of any Realized
                                   Losses with respect to sub-loan group
                                   I-2 will be allocated first to the Class
                                   I-A-2B Certificates, until the
                                   Certificate Principal Balance thereof
                                   has been reduced to zero, and
                                   thereafter, such sub-loan group I-2
                                   losses will be allocated to the Class
                                   I-A-2B Certificates; the applicable
                                   I-Non-PO Percentage of any Realized
                                   Losses with respect to sub-loan group
                                   I-3 will be allocated first to the Class
                                   I-A-3B Certificates, until the
                                   Certificate Principal Balance thereof
                                   has been reduced to zero, and
                                   thereafter, such sub-loan group I-3
                                   losses will be allocated to the Class
                                   I-A-3B Certificates.

                                   On each Distribution Date, the I-PO
                                   Percentage of any realized loss on a
                                   Discount Mortgage Loan will be allocated to the Class I-PO Certificates until the Certificate Principal Balance thereof is reduced to zero. The amount of any realized loss allocated to the Class I-PO Certificates will be treated as a Class I-PO Deferred Amount and will be reimbursed, to the extent funds are available, from payments of principal that would otherwise be payable to the subordinated certificates. The Certificate Principal Balance of the subordinated certificates then outstanding with the lowest payment priority will be reduced by the amount of any payments to the Class I-PO Certificates in respect of Class I-PO Deferred Amounts.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP I

--------------------------------------------------------------------------------

  THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED
                     ON INFORMATION AS OF FEBRUARY 1, 2007.

LOAN CHARACTERISTIC                           GROUP 1-1                GROUP 1-2              GROUP 1-3              FIXED POOL
 Expected Pool Balance                      $45,399,783              $32,733,265            $66,929,497            $147,615,383
 Average Balance                                    N/A                      N/A                    N/A                     N/A
 % Conforming Balances                           75.61%                   76.38%                 78.01%                  76.90%
 WA Gross WAC                                    5.758%                   6.442%                 7.452%                  6.746%
 Range of Gross WAC                    4.000% - 15.500%         5.875% - 15.500%       6.375% - 15.500%        4.000% - 15.500%
 WA Net WAC (%)                                  5.322%                   6.023%                 6.995%                  6.306%
 WAM (mos)                                          313                      324                    326                     321
 WA Age (mos)                                        29                       22                     27                      26
 WA Orig. Term (mos)                                342                      346                    353                     347
Fixed Rate Balloon                                0.00%                    0.23%                  0.87%                   1.04%
Fixed Rate Fully Amortizing                     100.00%                   99.77%                 99.13%                  98.96%
Adjustable Rate                                   0.00%                    0.00%                  0.00%                   0.00%
 First Lien / Second Lien               100.00% / 0.00%          100.00% / 0.00%         99.50% / 0.50%          98.92% / 1.08%
CURRENT BALANCE
$0 - $49,999                                      4.80%                    9.87%                  4.75%                   2.23%
$50,000 - $99,999                                15.84%                   21.93%                 21.91%                  15.96%
$100,000 - $149,999                              25.88%                   14.83%                 18.94%                  21.19%
$150,000 - $199,999                              12.03%                   14.72%                 12.36%                  12.87%
$200,000 - $249,999                               8.76%                    9.43%                  9.22%                   8.22%
$250,000 - $299,999                               3.58%                    5.72%                  4.05%                   6.12%
$300,000 - $349,999                               4.80%                    5.70%                  5.19%                   6.69%
$350,000 - $399,999                               4.09%                    5.75%                  2.81%                   3.85%
$400,000 - $449,999                               3.77%                    1.28%                  4.45%                   4.02%
$450,000 - $499,999                               3.04%                    2.82%                  3.53%                   2.53%
$500,000 - $549,999                               2.25%                    1.60%                  0.82%                   2.85%
$550,000 - $599,999                               3.77%                    1.76%                  3.41%                   4.31%
$600,000 - $649,999                               4.19%                    0.00%                  1.84%                   2.12%
$650,000 and above                                3.20%                    4.59%                  6.71%                   7.02%
GROSS INTEREST RATE
Up to 5.999%                                     64.70%                    2.28%                  0.00%                  20.41%
6.000% - 6.999%                                  35.30%                   96.60%                 23.29%                  43.33%
7.000% - 7.999%                                   0.00%                    1.12%                 60.04%                  27.72%
8.000% - 8.999%                                   0.00%                    0.00%                 14.18%                   6.63%
9.000% - 9.999%                                   0.00%                    0.00%                  1.50%                   0.71%
10.000% - 10.999%                                 0.00%                    0.00%                  0.55%                   0.38%
11.000% - 11.999%                                 0.00%                    0.00%                  0.27%                   0.24%
12.000% - 12.999%                                 0.00%                    0.00%                  0.14%                   0.33%
13.000% and above                                 0.00%                    0.00%                  0.03%                   0.26%

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP I

--------------------------------------------------------------------------------

  THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED
                     ON INFORMATION AS OF FEBRUARY 1, 2007.

LOAN CHARACTERISTIC                           GROUP 1-1                GROUP 1-2              GROUP 1-3              FIXED POOL
AGE (MONTHS)
0 - 12                                           18.27%                   57.08%                 63.60%                  48.13%
13 - 24                                          26.71%                   10.98%                  5.72%                  13.95%
25 - 36                                          19.76%                    8.06%                  2.05%                   8.79%
37 - 48                                          26.34%                    7.49%                  4.42%                  11.77%
49 - 60                                           7.75%                    8.69%                  5.69%                   6.89%
61 - 72                                           1.01%                    6.01%                 12.33%                   7.24%
73 - 84                                           0.05%                    0.18%                  0.96%                   0.49%
85 - 96                                           0.00%                    0.27%                  1.41%                   0.70%
97 -108                                           0.03%                    1.14%                  2.03%                   1.18%
109 and Greater                                   0.08%                    0.09%                  1.78%                   0.85%
ORIGINAL TERM
1-15 Years                                        7.22%                    5.81%                  2.77%                   5.36%
16-30 Years                                      91.94%                   91.80%                 96.51%                  93.52%
+30 Years                                         0.84%                    2.40%                  0.72%                   1.12%
CREDIT SCORE
Weighted Average                                    648                      661                    621                     639
Not Available                                     0.00%                    0.00%                  0.00%                   0.00%
Up to 549                                        16.77%                   16.40%                 27.79%                  21.40%
550 to 599                                       15.91%                   11.27%                 16.31%                  14.79%
600 to 649                                       13.32%                   10.91%                 15.12%                  13.89%
650 to 699                                       22.21%                   18.24%                 18.12%                  19.36%
700 to 749                                       15.47%                   22.22%                 13.48%                  16.40%
750 to 799                                       15.81%                   20.59%                  9.10%                  13.89%
800 and Greater                                   0.51%                    0.37%                  0.09%                   0.28%
 CURRENT LTV*
*LTV for second liens includes
Senior Lien Balance
 Weighted Average                                82.69%                    78.7%                 80.63%                  81.41%
 % LTV's > 80%                                   58.62%                   39.76%                 38.04%                  46.09%
 % of LTV's > 80% with MI                        58.62%                   39.76%                 38.04%                  46.09%
ORIGINAL CLTV*
*LTV for second liens includes
Senior Lien Balance
Weighted Average                                 86.57%                   81.29%                 82.97%                   83.8%
Up to 10.00%                                      0.00%                    0.00%                  0.00%                   0.00%
10.01% - 20.00%                                   0.00%                    0.00%                  0.00%                   0.00%
20.01% - 30.00%                                   0.16%                    2.46%                  0.82%                   0.97%
30.01% - 40.00%                                   0.28%                    0.42%                  0.41%                   0.37%
40.01% - 50.00%                                   0.39%                    2.13%                  0.40%                   0.77%
50.01% - 60.00%                                   2.75%                    4.66%                  2.21%                   2.88%
60.01% - 70.00%                                   8.04%                   12.09%                 11.26%                  10.49%
70.01% - 80.00%                                  26.16%                   34.55%                 43.71%                  35.91%
80.01% - 90.00%                                  13.98%                    8.42%                 11.26%                  11.42%
90.01% - 100.00%                                 41.56%                    28.4%                 23.79%                  30.84%
100.01% and above                                 6.69%                    6.85%                  6.13%                   6.35%

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP I

--------------------------------------------------------------------------------

  THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED
                     ON INFORMATION AS OF FEBRUARY 1, 2007.

LOAN CHARACTERISTIC                           GROUP 1-1                GROUP 1-2              GROUP 1-3              FIXED POOL
OCCUPANCY STATUS
 Investor Property                                1.73%                    6.18%                 16.30%                   9.64%
 Owner Occupied                                  98.14%                   93.27%                 81.27%                  89.01%
 Second Home                                      0.14%                    0.55%                  2.43%                   1.34%
LOAN PURPOSE
 Cash-Out Refi                                   10.44%                   16.98%                 23.45%                  18.08%
 Purchase Money                                  70.95%                   67.91%                 64.92%                  67.58%
 Rate/Term Refi                                  18.61%                   15.11%                 11.63%                  14.35%
INSURANCE
 Conventional w/o MI                             93.67%                   90.58%                 90.14%                  91.49%
 Conventional w/MI                                6.33%                    9.42%                  9.86%                   8.51%
GEOGRAPHIC CONCENTRATION (> 5%)
                                            (TX) 11.09%              (FL) 10.43%            (FL) 11.49%              (FL) 9.60%
                                             (CA) 8.66%              (CA) 10.03%            (GA) 10.92%              (CA) 9.34%
                                             (GA) 6.23%               (TX) 7.20%             (CA) 8.92%              (TX) 8.56%
                                             (WA) 5.67%               (NJ) 6.63%             (TX) 7.66%              (GA) 8.41%
                                             (IL) 5.54%               (GA) 6.24%             (NY) 5.82%
                                             (FL) 5.14%               (IL) 5.45%

PROPERTY TYPE
2-4 Family                                        4.06%                    1.94%                  5.18%                   4.13%
Condominium                                       3.76%                    4.15%                  6.98%                   5.34%
Manufactured Home                                 0.00%                    0.00%                  0.00%                   0.38%
CO-OP                                             0.00%                    0.00%                  0.00%                   0.00%
PUD                                               3.34%                    0.99%                  0.96%                   2.45%
Single Family                                    87.49%                   92.27%                 85.79%                  86.65%
Townhouse                                         1.34%                    0.64%                  1.09%                   1.05%
INDEX
 Fixed Rate Balloon                               0.00%                    0.23%                  0.87%                   1.04%
 Fixed Rate Fully Amortizing                    100.00%                   99.77%                 99.13%                  98.96%
 1YR LIBOR ARM                                    0.00%                    0.00%                  0.00%                   0.00%
 6MO LIBOR ARM                                    0.00%                    0.00%                  0.00%                   0.00%
 1MO LIBOR ARM                                    0.00%                    0.00%                  0.00%                   0.00%
 1YR CMT ARM                                      0.00%                    0.00%                  0.00%                   0.00%
 MTA                                              0.00%                    0.00%                  0.00%                   0.00%

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP I

--------------------------------------------------------------------------------

  THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED
                     ON INFORMATION AS OF FEBRUARY 1, 2007.

LOAN CHARACTERISTIC                           GROUP 1-1                GROUP 1-2              GROUP 1-3              FIXED POOL
GROSS MARGIN
Weighted Average (Arms Only)                        N/A                      N/A                    N/A                     N/A
Fixed Rate Mortgage Loans                       100.00%                  100.00%                100.00%                 100.00%
Up to 2.999%                                      0.00%                    0.00%                  0.00%                   0.00%
3.000% - 3.999%                                   0.00%                    0.00%                  0.00%                   0.00%
4.000% - 4.999%                                   0.00%                    0.00%                  0.00%                   0.00%
5.000% - 5.999%                                   0.00%                    0.00%                  0.00%                   0.00%
6.000% - 6.999%                                   0.00%                    0.00%                  0.00%                   0.00%
7.000% - 7.999%                                   0.00%                    0.00%                  0.00%                   0.00%
8.000% and above                                  0.00%                    0.00%                  0.00%                   0.00%
MAXIMUM INTEREST RATE
Weighted Average (Arms Only)                        N/A                      N/A                    N/A                     N/A
Fixed Rate Mortgage Loans                       100.00%                  100.00%                100.00%                 100.00%
Up to 11.999%                                     0.00%                    0.00%                  0.00%                   0.00%
12.000% - 12.999%                                 0.00%                    0.00%                  0.00%                   0.00%
13.000% - 13.999%                                 0.00%                    0.00%                  0.00%                   0.00%
14.000% - 14.999%                                 0.00%                    0.00%                  0.00%                   0.00%
15.000% - 15.999%                                 0.00%                    0.00%                  0.00%                   0.00%
16.000% - 16.999%                                 0.00%                    0.00%                  0.00%                   0.00%
17.000% - 17.999%                                 0.00%                    0.00%                  0.00%                   0.00%
18.000% - 18.999%                                 0.00%                    0.00%                  0.00%                   0.00%
19.000% - 19.999%                                 0.00%                    0.00%                  0.00%                   0.00%
20.000% and above                                 0.00%                    0.00%                  0.00%                   0.00%
MONTHS TO NEXT RATE ADJUSTMENT
Weighted Average (Arms Only)                        N/A                      N/A                    N/A                     N/A
Fixed Rate Mortgage Loans                       100.00%                  100.00%                100.00%                 100.00%
 1 -  3                                           0.00%                    0.00%                  0.00%                   0.00%
 4 -  7                                           0.00%                    0.00%                  0.00%                   0.00%
 8 - 11                                           0.00%                    0.00%                  0.00%                   0.00%
12 - 15                                           0.00%                    0.00%                  0.00%                   0.00%
16 - 19                                           0.00%                    0.00%                  0.00%                   0.00%
20 - 23                                           0.00%                    0.00%                  0.00%                   0.00%
24 - 43                                           0.00%                    0.00%                  0.00%                   0.00%
44 - 50                                           0.00%                    0.00%                  0.00%                   0.00%
51 +                                              0.00%                    0.00%                  0.00%                   0.00%
INTEREST ONLY
2YR IO                                            0.00%                    0.00%                  0.00%                   0.00%
3YR IO                                            0.00%                    0.00%                  0.00%                   0.00%
5YR IO                                            0.86%                    5.03%                  2.21%                   2.43%
7YR IO                                            0.00%                    0.00%                  0.00%                   0.00%
10YR IO                                           1.17%                    1.89%                 21.04%                  10.65%
NONIO                                            97.97%                   93.09%                 76.75%                  86.92%

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------


NEW ISSUE COMPUTATIONAL MATERIALS



$196,101,000 (approximate +/-10%)

BEAR STEARNS ASSET BACKED SECURITIES I LLC
ASSET-BACKED CERTIFICATES, SERIES 2007-SD2

BEAR STEARNS ASSET-BACKED SECURITIES I LLC
Depositor

EMC MORTGAGE CORPORATION
Sponsor & Mortgage Loan Seller

WELLS FARGO BANK, NATIONAL ASSOCIATION
Master Servicer

CITIBANK, N.A.
Trustee

BEAR, STEARNS & CO. INC.
Underwriter

All Statistical Information based upon Information as of February 1, 2007.


MARCH 13, 2007


                                  BEAR STEARNS

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------


                   STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website: www.bearstearns.com/prospectus/bsabs for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

               SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION


The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

                               CONTACT INFORMATION

MBS Trading

Paul Van Lingen                    Tel: (212) 272-4976
Sr. Managing Director              pvanlingen@bear.com


MBS Structuring

Derek Schaible                     Tel: (212) 272-5451
Associate Director                 dschaible@bear.com


MBS Banking

Jennifer Schneider                 Tel: (212) 272-7599
Managing Director Principal        jeschneider@bear.com

Robert Durden                      Tel: (212) 272-5714
Associate Director                 rdurden@bear.com

Mike Norden                        Tel: (212) 272-7073
Analyst                            mnorden@bear.com

Syndicate

Carol Fuller                       Tel: (212) 272-4955
Senior Managing Director           cfuller@bear.com

Angela Ward                        Tel: (212) 272-4955
Associate Director                 adward@bear.com

Rating Agencies
S&P:         Daniel Tegen          Tel: (212) 438-8432
                                   daniel_tegen@standardandpoors.com

Moody's:     Wioletta Frankowicz   Tel: (212) 553-1019
                                   wioletta.frankowicz@moodys.com

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

                           $ 196,101,000 (APPROXIMATE)
              BEAR STEARNS ASSET-BACKED SECURITIES I TRUST 2007-SD2

                   ASSET-BACKED CERTIFICATES, SERIES 2007-SD2

                   BEAR STEARNS ASSEET-BACKED SECURITIES I LLC
                                    Depositor

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                 Master Servicer

                                 CITIBANK, N.A.
                                     Trustee

TRANSACTION HIGHLIGHTS

CERTIFICATE INFORMATION TO 10% OPTIONAL TERMINATION


         CERTIFICATE       RATINGS       EXPECTED      PASS-THROUGH       EXPECTED      EXPECTED WAL   LEGAL FINAL    CERTIFICATE
  CLASS    SIZE (1)      S&P/MOODYS       INITIAL          RATE        PRINCIPALWINDOW     (YRS)      MATURITY DATE      TYPE
                                       CE LEVELS (1)                        (MOS)                          (5)
 II-A-1   $137,696,000     AAA/Aaa        32.24%       LIBOR (2)(3)         1-94           2.631        3/25/2037    Super Senior
 II-A-2    $34,424,000     AAA/Aaa        15.30%       LIBOR (2)(3)         1-94           2.631        3/25/2037       Senior
 II-M-1     $4,776,000     AA+/Aa1        12.95%       LIBOR (2)(4)         39-94          5.588        3/25/2037      Subordinate
 II-M-2     $4,471,000     AA/Aa2         10.75%       LIBOR (2)(4)         39-94          5.579        3/25/2037      Subordinate
 II-M-3     $7,418,000      A/A2           7.10%       LIBOR (2)(4)         39-94          5.569        3/25/2037      Subordinate
 II-M-4     $5,284,000    BBB/Baa2         4.50%       LIBOR (2)(4)         39-94          5.563        3/25/2037      Subordinate
 II-M-5     $2,032,000    BBB-/Baa3        3.50%       LIBOR (2)(4)         39-94          5.555        3/25/2037      Subordinate

    NOTES:       - Prepayment Pricing Speed Assumption is 25.00% CPR
                 - Certificates will be priced to a 10% Optional Termination
                 - Certificates are subject to a variance of +/- 10%

(1) The class sizes and credit enhancement levels are subject to change based upon the final pool and rating agency evaluation of subordination, overcollateralization ("OC") and excess spread.

(2) The Pass-Through Rates for the Certificates will be a floating rate based on One-Month LIBOR plus the respective Margin, subject to the lesser of (i) the Net Rate Cap (equal to the weighted average Net Rate of the mortgage loans) and (ii) 11.50%.

(3) On the first distribution date after the first possible optional clean-up call, the margin for the Class II-A Certificates will increase to 2.0 times its original value.

(4) On the first distribution date after the first possible optional clean-up call, the margin for the Class II-M Certificates will increase to 1.5 times its original value.

(5) The legal final maturity date will be the Distribution Date in March 2037, despite some loans in the trust having a remaining maturity of greater than 360 months. This will be accomplished by trapping residual cashflow into a reserve fund to the extent that there would be enough in the reserve fund to retire any certificates remaining outstanding.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

THE COLLATERAL


     - Conventional, one- to four-family, adjustable-rate One-Year LIBOR, One-Year Treasury, Six-Month LIBOR, One-Month LIBOR, One-Month COFI, One-Year TREASURY or MTA indexed loans with initial rate adjustments occurring one month, six months, one year, two years, three years, five years, seven years or ten years after the date of origination. The Mortgage Loans are secured by first liens on residential mortgage properties as briefly described in the table below.

     - Approximately 26.68% of the mortgage loans are indexed to MTA, One-Month COFI or One-Month LIBOR and have monthly coupon adjustments that allow for negative amortization whereby interest payments may be deferred and added to the principal balance thereof ("Negam Loans"). For these loans, the monthly payment amount is subject to adjustment annually on a date specified in the related mortgage note, subject to the conditions that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.50% of the monthly payment prior to the adjustment (with respect to approximately 88.00% of the Negam Loans) and 7.75% of the monthly payment prior to the adjustment (with respect to approximately 12.00% of the Negam Loans), (ii) as of the fifth anniversary of the first due date and on every fifth year thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above, and (iii) if the unpaid principal balance exceeds a percentage of 110%, 115% or 125%, as specified in the related note, of the original principal balance due to deferred interest, the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance of the mortgage loan over its remaining term to maturity.

     - The mortgage loans are serviced by EMC Mortgage Corp (approximately 70.07%) and Wells Fargo Bank, National Association (approximately 29.93%).

     - As of the Cut-Off Date, no more than approximately 15.11% of the mortgage loans will be 31-60 days delinquent and none of the mortgage loans will be greater than 60 days delinquent.

     - As of the Cut-Off Date, no more than 52.46% of the Mortgage Loans will have been more than 1x30 days delinquent in the past 12 months.

     - The mortgage loans were originated by approximately 23 originators with approximately 41.07% originated by Wells Fargo, approximately 13.68% by Washington Mutual, and approximately 21.17% by Suntrust Mortgage. No other originator contributed more than 5%.

     - The mortgage loans that were originated by Wells Fargo are generally loans with a delinquency history (approximately 41.53%), loans that are seasoned (17.28%), and loans that did not meet investor guidelines (approximately 41.19%).

     - The mortgage loans that were originated by Suntrust Mortgage are generally loans with a delinquency history (approximately 55.58%), loans that are seasoned (approximately 1.79%), and loans that did not meet investor guidelines (approximately 42.63%).

     - The mortgage loans that were originated by Washington Mutual are generally loans with a delinquency history (approximately 93.25%), loans that are seasoned (approximately 3.40%), and loans that did not meet investor guidelines (approximately 3.35%).

     - The mortgage loans have been acquired by the Mortgage Loan Seller from a variety of sources. Such loans were originated or intended to be originated based on Alternative "A" or Prime underwriting guidelines.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

THE CERTIFICATES:
The trust will issue certificates consisting of senior certificates designated as the Class II-A-1 Certificates and Class II-A-2 Certificates (the "Senior Certificates") and the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Certificates (the "Offered Subordinate Certificates", and together with the Senior Certificates, the "Offered Certificates"). The Class II-P Certificates will be entitled to all prepayment charges received in respect of the related mortgage loans, and along with the Class II-R Certificates are not offered hereby. The certificates will represent interests principally in the loan group set forth in the table below.


                                             % OF
                                PRINCIPAL     SUB-     GROSS    WAM      AGE     OTERM    GROSS     CURR
             LOAN TYPE           BALANCE      POOL    WAC (%)  (MOS.)  (MOS.)   (MOS.)   MARGIN(%) CLTV(%)   FICO
       Group 1 -ARM/1st Lien   $149,378,728    73.32    6.974     347       13      360      2.71    80.25     662
       Group 2 -ARM/1st Lien    $54,342,802    26.68    7.494     349       28      378     3.104    77.98     609
             TOTAL ARM:        $203,721,530      100    7.113     347       17      365     2.815    79.64     648


          Below is a further summary of the collateral characteristics of the Mortgage Loans.

                                      % OF
                             INDEX/        PRINCIPAL     SUB-     GROSS     WAM     AGE     OTERM    GROSS     CURR
      LOAN TYPE               TERM          BALANCE      POOL    WAC (%)  (MOS.)   (MOS.)  (MOS.)   MARGIN(%) CLTV(%)   FICO

     ARM/1st Lien        1 Month Libor      $1,451,191     0.71    8.468      386      31      417     3.074    94.64      667

     ARM/1st Lien         1 Year Libor     $41,288,140    20.27    7.164      352       7      360     2.293    76.08      664

     ARM/1st Lien          1 Year CMT      $56,019,401     27.5    5.833      337      23      360     2.732    71.82      672

     ARM/1st Lien        6 Month Libor     $52,071,187    25.56    8.052      352       8      360     3.016    92.62      648

     ARM/1st Lien             COFI          $2,874,751     1.41    7.118      260     115      375     2.684    60.55      553

     ARM/1st Lien             MTA          $50,016,860    24.55    7.487      354      23      377     3.129     78.5      611

                           TOTAL ARM:     $203,721,530      100    7.113      347      17      365     2.815    79.64      648


             ALL COLLATERAL INFORMATION PROVIDED HEREIN IS SUPERSEDED BY THE FREE WRITING PROSPECTUS, HAS BEEN CALCULATED USING INFORMATION AS OF FEBRUARY 1, 2007, AND MAY DIFFER +/-10% FROM THE FINAL CHARACTERISTICS
                  OF THE MORTGAGE POOL AS OF THE CUT-OFF DATE.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------


SUMMARY OF TERMS

DEPOSITOR:                         Bear Stearns Asset Backed Securities I LLC.

SPONSOR & MORTGAGE LOAN SELLER:    EMC Mortgage Corporation.

MASTER SERVICER:                   Wells Fargo Bank, N.A.

SERVICERS:                         Wells Fargo Bank, N.A. (approximately 29.93%)
                                   & EMC Mortgage Corporation (approximately

                                   70.07%).

UNDERWRITER:                       Bear, Stearns & Co. Inc.

TRUSTEE:                           Citibank, N.A., a national banking
                                   association.

RATING AGENCIES:                   Moody's Investor Servicer ("Moody's") and
                                   Standard & Poor's Ratings Group ("S&P").

CAP PROVIDER:                      Bear Stearns Financial Products

CUT-OFF DATE:                      February 1, 2007

SETTLEMENT DATE:                   On or about March 15, 2007

DISTRIBUTION DATE:                 25th day of each month (or the next business
                                   day), commencing March, 2007

REGISTRATION:                      The Offered Certificates will be available
                                   in book-entry form through DTC.

DENOMINATIONS:                     The Certificates are issuable in minimum
                                   denominations of an original amount of
                                   $25,000 and multiples of $1,000 in excess thereof.

FEDERAL TAX ASPECTS:               The Trust will be established as one or more
                                   REMICs for federal income tax purposes.

ERISA CONSIDERATIONS:
                                   The Underwriter's Exemption is expected to be available for the Class II-A Certificates. A fiduciary of any benefit plan should very carefully review with its legal advisors whether the purchase or holding of any Certificates to a transaction prohibited or not otherwise permissible under ERISA.

SMMEA ELIGIBILITY: None of the Certificates will be 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

REMITTANCE TYPE:                   Scheduled/Scheduled

PREPAYMENT PERIOD:                 With respect to any Distribution Date,
                                   the period commencing on the 16th day of the month prior to the month in which the related Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs in the case of the Mortgage Loans for which EMC is servicer or such other period as provided in the related servicing agreement with respect to the other servicers.



--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

DUE PERIOD:                        With respect to any distribution date
                                   and mortgage loan is the period
                                   commencing on the second day of the
                                   month preceding the calendar month in
                                   which such distribution date occurs and
                                   ending at the close of business on the
                                   first day of the month in which such
                                   distribution date occurs.

RECORD DATE:                       For each class of Offered Certificates
                                   and for any distribution date, the
                                   business day preceding the applicable
                                   Distribution Date, so long as such
                                   Certificates are in book-entry from;
                                   otherwise the Record Date shall be the
                                   last business day of the month
                                   immediately preceding the applicable
                                   Distribution Date.

DELAY DAYS:                        0 (zero) days for the Offered Certificates.

DETERMINATION DATE:                With respect to any Distribution Date
                                   and the mortgage loans, the 15th day of
                                   the calendar month in which such
                                   Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

LIBOR DETERMINATION DATE:          With respect to each class of Adjustable
                                   Rate Certificates and any Distribution
                                   Date, the second LIBOR Business Day
                                   preceding the commencement of the
                                   related Interest Accrual Period. LIBOR
                                   Business Day means a day on which banks
                                   are open for dealing in foreign currency and exchange in London and New York
                                   City.

PASS-THROUGH RATES:                The Pass-Through Rate with respect to
                                   each class of Class II-A Certificates
                                   and Class II-M Certificates will be the
                                   lesser of (x) the London interbank
                                   offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR plus the related Margin,
                                   (y) the lesser of (i) the related Net
                                   Rate Cap adjusted to an effective rate
                                   reflecting the accrual of interest on an actual/360 basis, and (ii) 11.50%.

STEP-UP COUPON:                    If the Optional Termination is not
                                   exercised on the first Distribution Date following the Distribution Date on which it could have been exercised, the margin on the Senior Certificates will increase to 2.0 times their related initial margins and the margins on each of the Class II-M Certificates will increase to
                                   1.5 times their related initial margins.

OPTIONAL TERMINATION DATE:         The Depositor may purchase all of the
                                   remaining assets in a loan group when
                                   the Stated Principal Balance of the
                                   mortgage loans and any foreclosed real
                                   estate owned by the trust fund, in each
                                   case with respect to the related loan
                                   group, has declined to or below 10% of
                                   the Stated Principal Balance of the
                                   mortgage loans in the related loan group as of the Cut-Off Date. We refer to this Distribution Date, respectively, as the related "optional termination date."
                                   Such a purchase will result in the early retirement of all the Group II
                                   Certificates.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

OFFERED CERTIFICATES:              The Class II-A Certificates and Class II-M
                                   Certificates.

NON-OFFERED                        CERTIFICATES: The Class II-R Certificates and
                                   Class II-P Certificates will not be publicly offered.

CLASS II-A CERTIFICATES:           The Class II-A-1 Certificates and Class
                                   II-A-2 Certificates.

CLASS II-M CERTIFICATES:           The Class II-M-1, Class II-M-2, Class II-M-3,
                                   Class II-M-4 and Class II-M-5 Certificates.


ADJUSTABLE RATE CERTIFICATES:      The Class II-A-1, Class II-A-2, Class II-M-1,
                                   Class II-M-2, Class II-M-3, Class
                                   II-M-4 and Class II-M-5 Certificates.

P&I ADVANCES:                      Each servicer will be obligated to
                                   advance, or cause to be advanced, cash
                                   advances with respect to delinquent
                                   payments of scheduled principal (other
                                   than principal on any balloon payment)
                                   and interest on the mortgage loans to
                                   the extent that the servicer reasonably
                                   believes that such cash advances can be
                                   repaid from future payments on the
                                   related mortgage loans. These cash
                                   advances are only intended to maintain a regular flow of scheduled interest and principal payments on the Certificates and are not intended to guarantee or insure against losses. The Master
                                   Servicer may be obligated to back-stop
                                   the servicer's obligation, as described
                                   in the prospectus supplement.

COMPENSATING INTEREST:             Each Servicer will be required to cover
                                   interest shortfalls as a result of full
                                   or partial prepayments to the extent of
                                   its aggregate Servicing Fee. The Master
                                   Servicer may be obligated to back-stop
                                   each servicer's obligation.

NET MORTGAGE RATE:                 On any mortgage loan, the then
                                   applicable mortgage rate thereon minus
                                   the sum of (1) the Servicing Fee Rate
                                   (ranging from 0.25% to 0.50%) (2) the
                                   lender paid mortgage insurance strip, if any and (3) the Master Servicing Rate
                                   (0.015%).

INTEREST ACCRUAL PERIOD:           For each class of Adjustable Rate
                                   Certificates and any Distribution Date,
                                   the Interest Accrual Period is the
                                   period commencing on the Distribution
                                   Date of the month immediately preceding
                                   the month in which such Distribution
                                   Date occurs or, in the case of the first period, commencing on the Closing Date, and ending on the day preceding such Distribution Date. All distributions of interest on the Adjustable Rate
                                   Certificates will be based on a 360-day
                                   year and the actual number of days in
                                   the applicable Interest Accrual Period.
                                   The Adjustable Rate Certificates will
                                   initially settle flat (no accrued
                                   interest).

INTEREST PAYMENTS:                 On each Distribution Date, holders of
                                   the Certificates will be entitled to
                                   receive the interest that has accrued on the Certificates at the related
                                   Pass-Through Rate during the related
                                   Accrual Period, and any interest due on
                                   a prior Distribution Date that was not
                                   paid, minus any certain shortfalls in
                                   interest collections allocated to that
                                   class of Certificates.

WEIGHTED AVERAGE NET RATE:         With respect to any Distribution Date,
                                   the per annum rate equal to the weighted average of the Net Mortgage Rates on the mortgage loans as of the end of the related Due Period, weighted on the basis of the Stated Principal Balances thereof as of the end of the related Due
                                   Period.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

CREDIT ENHANCEMENT:                1. Excess Spread
                                   2. Overcollateralization
                                   3. Subordination
                                   4. Corridor Cap Agreement

                                   o  Overcollateralization ("OC")
                                        INITIAL (% Orig.)           [3.50]%
                                        OC FLOOR (% Orig.)          [0.50]%
                                   o Subordination: Initially, [32.24]% for the Class II-A-1 Certificates, [15.30]% for the Class II-A-2 Certificates, [12.95]% for the Class II-M-1 Certificates, [10.75]% for the Class II-M-2 Certificates, [7.10]% for the Class II-M-3 Certificates, [4.50]% for the Class II-M-4 Certificates and [3.50]% for the Class II-M-5 Certificates.

STATED PRINCIPAL BALANCE:          With respect to any distribution date,
                                   is the Cut-off Date principal balance
                                   thereof, minus the sum of (i) the
                                   principal portion of the scheduled
                                   monthly payments due from mortgagors
                                   with respect to such mortgage loan
                                   during each Due Period ending prior to
                                   such Distribution Date (and irrespective of any delinquency in their payment);
                                   (ii) all prepayments of principal with
                                   respect to such mortgage loan received
                                   prior to or during the related
                                   Prepayment Period, and all liquidation
                                   proceeds to the extent applied by the
                                   related servicer as recoveries of
                                   principal in accordance with the pooling and servicing agreement that were received by the related servicer prior to or during the related liquidation period, and (iii) any realized loss thereon incurred during the related period set forth in the respective servicing agreement. The Stated
                                   Principal Balance of any liquidated
                                   mortgage loan is zero.

CERTIFICATE PRINCIPAL BALANCE:     With respect to any Certificate, as of
                                   any date of Distribution Date, the
                                   initial Certificate Principal Balance
                                   thereof, plus any related Net Deferred
                                   Interest allocated thereto on such
                                   Distribution Date and on any previous
                                   Distribution Date on account of any
                                   negative amortization on the Mortgage
                                   Loans, plus any Subsequent Recoveries
                                   added to the Certificate Principal
                                   Balance of such Certificate, reduced by
                                   the aggregate of (a) all amounts
                                   allocable to principal previously
                                   distributed with respect to such
                                   Certificates, and (b) any reductions in
                                   the Certificate Principal Balance
                                   thereof deemed to have occurred in
                                   connection with allocations of Realized
                                   Losses in the manner described herein on previous Distribution Dates.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

INTEREST REMITTANCE AMOUNT:        With respect to any Distribution Date,
                                   that portion of the available
                                   distribution amount for that
                                   Distribution Date that represents
                                   interest received or advanced on the
                                   Mortgage Loans (net of Administrative
                                   Fees).

OVERCOLLATERALIZATION AMOUNT:      The Overcollateralization Amount with
                                   respect to any Distribution Date is the
                                   excess, if any, of (i) the aggregate
                                   principal balance of the Mortgage Loans
                                   as of the last day of the related Due
                                   Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) over (ii) the aggregate Certificate Principal
                                   Balance of the Class II-A Certificates
                                   and Class II-M Certificates, after
                                   taking into account the distributions of principal to be made on such Distribution Date.

OVERCOLLATERALIZATION              With  respect  to any  Distribution  Date,
TARGET AMOUNT:                     (i) prior to the Stepdown Date, an
                                   amount equal to approximately 3.50% of
                                   the aggregate principal balance of the
                                   mortgage loans as of the Cut-off Date,
                                   (ii) on or after the Stepdown Date
                                   provided a Trigger Event is not in
                                   effect, the greater of (x) (1) prior to
                                   the Distribution Date in February 2013,
                                   8.75% of the then current aggregate
                                   outstanding principal balance of the
                                   mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                                   Period, and after reduction for Realized
                                   Losses incurred during the prior
                                   calendar month), and (2) on or after the Distribution Date in February 2013,
                                   7.00% of the aggregate outstanding
                                   principal balance of the mortgage loans
                                   as of the last day of the related Due
                                   Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related prior calendar month) and (y) 0.50% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date (approximately $1,016,108), or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution
                                   Date. The Overcollateralization Target
                                   Amount for the Offered Certificates is
                                   expected to be fully funded on the
                                   Closing Date.

OVERCOLLATERALIZATION              With  respect  to any  Distribution  Date,
INCREASE AMOUNT:                   an amount equal to the lesser of (i)
                                   available excess cashflow from the
                                   Mortgage Loans available for payment of
                                   Overcollateralization Increase Amount
                                   and (ii) the excess, if any, of (x) the
                                   Overcollateralization Target Amount for
                                   that Distribution Date over (y) the
                                   Overcollateralization Amount for that
                                   Distribution Date.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

OVERCOLLATERALIZATION              With respect to any Distribution Date for
REDUCTION AMOUNT:                  which the Excess Overcollateralization
                                   Amount is, or would be, after taking
                                   into account all other distributions to
                                   be made on that Distribution Date,
                                   greater than zero, an amount equal to
                                   the lesser of (i) the Excess
                                   Overcollateralization Amount for that
                                   Distribution Date and (ii) principal
                                   collected on the Mortgage Loans for that Distribution Date.

EXCESS OVERCOLLATERALIZATION       With respect to any Distribution Date,
AMOUNT:                            the excess, if any, of the
                                   Overcollateralization Amount over the
                                   Overcollateralization Target Amount.

STEPDOWN DATE:                     The earlier to occur of (i) the
                                   Distribution Date on which the aggregate
                                   Certificate Principal Balance of the
                                   Class II-A Certificates have been
                                   reduced to zero and (ii) the later to
                                   occur of (x) the Distribution Date
                                   occurring in March 2010 and (y) the
                                   first Distribution Date for which the
                                   aggregate Certificate Principal Balance
                                   of the Subordinate Certificates plus the related Overcollateralization Amount divided by the aggregate Outstanding
                                   Principal Balance of the mortgage loans
                                   is greater than or equal to (i) prior to the Distribution Date in February 2013,
                                   [38.25]% and (ii) on or after the
                                   Distribution Date in February 2013,
                                   [30.60]%.

CREDIT ENHANCEMENT PERCENTAGE:     The Credit Enhancement Percentage for
                                   any Class of Certificates for any
                                   Distribution Date is the percentage
                                   obtained by dividing (x) the aggregate
                                   Certificate Principal Balance of the
                                   class or classes subordinate by (y) the
                                   aggregate principal balance of the
                                   Mortgage Loans, calculated after taking
                                   into account distributions of principal
                                   on the Mortgage Loans and distribution
                                   of the Principal Distribution Amounts to the holders of the Certificates then entitled to distributions of principal on such Distribution Date.

TRIGGER EVENT:                     If either the Delinquency Test or the
                                   Cumulative Loss Test is violated.

DELINQUENCY TEST:                  The  Delinquency  Test is violated  on any
                                   Distribution Date if the percentage
                                   obtained by dividing (x) the aggregate
                                   Stated Principal Balance of Mortgage
                                   Loans delinquent 61 days or more
                                   (including Mortgage Loans that are in
                                   foreclosure, have been converted to REO
                                   Properties or are in bankruptcy) by (y)
                                   the aggregate outstanding principal
                                   balance of the Mortgage Loans, in each
                                   case, as of the last day of the previous calendar month, exceeds [40.00]% of the Class II-A Credit Enhancement
                                   Percentage.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

CUMULATIVE LOSS TEST:              The Cumulative Loss Test is violated on
                                   any Distribution Date if the aggregate
                                   amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the
                                   Mortgage Loans as of the Cut-off Date
                                   exceeds the applicable percentages set
                                   forth below with respect to such
                                   Distribution Date:

                             DISTRIBUTION DATE OCCURRING IN         PERCENTAGE
                             March 2009 through February 2010        [1.25]%
                             (plus an additional 1/12th the difference
                             between 2.30% and 1.25% for each month)
                             March 2010 through February 2011        [2.30]%
                             (plus an additional 1/12th the difference
                             between 3.25% and 2.30% for each month)
                             March 2011 through February 2012        [3.25]%
                             (plus an additional 1/12th the difference
                             between 3.85 and 3.25% for each month)
                             March 2012 through February 2013        [3.85]%
                            (plus an additional 1/12th the difference
                             between 4.10% and 3.85% for each month)
                             March 2013 and thereafter               [4.10]%

ALLOCATION OF LOSSES:              Generally, any Realized Losses on the
                                   Mortgage Loans will be absorbed first by Excess Spread, second, by the
                                   Overcollateralization Amount, third, by
                                   the Class II-M Certificates in reverse
                                   numerical order until the Certificate
                                   Principal Balance of each is reduced to
                                   zero and fourth, to the Class II-A
                                   Certificates, on a pro rata basis, with
                                   the pro rata share of Realized Losses
                                   otherwise allocable to the Class II-A-1
                                   Certificates, first allocated to the
                                   Class II-A-2 Certificates.

NET RATE CAP:                      For any Distribution Date and the Class
                                   II-A and Class II-M Certificates, the
                                   lesser of (i) the Weighted Average Net
                                   Rate on the related mortgage loans as of the Due Date prior to the calendar month
                                   (after giving effect to principal
                                   prepayments received in the Prepayment
                                   Period related to the prior Due Date)
                                   and (ii) the Adjusted Rate Cap, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

ADJUSTED RATE CAP:                 With respect and Distribution Date and
                                   the related Due Period, the sum of (i)
                                   the Scheduled Monthly Payments owed on
                                   the related Mortgage Loans for such Due
                                   Period, and (ii) the Actual Monthly
                                   Payments received in excess of the
                                   scheduled monthly payments, expressed as a per annum rate on the Stated Principal
                                   Balance of the Mortgage Loans for such
                                   Due Period.

NET DEFERRED INTEREST:             With respect to any Certificate as of
                                   any Distribution Date will be an amount
                                   equal to the product of (1) the
                                   difference, if any between (a) the
                                   lesser of (i) the related Pass-Through
                                   Rate for such Class, without regard to
                                   the Net Rate Cap on such Distribution
                                   Date and (ii) the weighted average of
                                   the Net Rate on the Mortgage Loans and
                                   (b) the Adjusted Rate Cap for such
                                   distribution date, (2) the Certificate
                                   Principal Balance of the Certificate
                                   immediately prior to such distribution
                                   date, and (3) the actual number of days
                                   in such Interest Accrual Period divided
                                   by 360.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

INTEREST CARRY FORWARD AMOUNT:     For each class of Offered Certificates,
                                   and on any Distribution Date, the sum of
                                   (i) the excess of (a) the interest
                                   accrued during the related Interest
                                   Accrual Period for such Class (excluding any Basis Risk Shortfall Carryover
                                   Amount with respect to such class), plus any unpaid Interest Carry Forward Amount from the prior Distribution Date, over
                                   (b) the amount actually distributed to
                                   such class with respect to interest on
                                   such prior Distribution Date and (ii)
                                   interest on such excess at the
                                   Pass-Through Rate for such class.

INTEREST DISTRIBUTION AMOUNT:      The Interest Distribution Amount for the
                                   Offered Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest
                                   Accrual Period on the Certificate
                                   Principal Balance of that class
                                   immediately prior to the Distribution
                                   Date at the Pass-Through Rate for that
                                   class, in each case, reduced by any
                                   Prepayment Interest Shortfalls to the
                                   extent not covered by Compensating
                                   Interest payable by the Master Servicer
                                   and any shortfalls resulting from the
                                   application of the Relief Act.

SENIOR INTEREST DISTRIBUTION       The Senior Interest Distribution Amount
AMOUNT:                            for any Distribution Date and any Class
                                   II-A Certificates is equal to the
                                   Interest Distribution Amount for such
                                   Distribution Date for the related Class
                                   II-A Certificates and the Interest Carry
                                   Forward Amount, if any, for that
                                   Distribution Date for the related Class
                                   II-A Certificates.

AVAILABLE FUNDS:                   For any Distribution Date, the sum of
                                   (a) the Interest Remittance Amount and
                                   (b) the Principal Distribution Amount.

BASIS RISK SHORTFALL CARRYOVER     With respect to any Distribution  Date, and
AMOUNT:                            the Class II-A Certificates and Class
                                   II-M Certificates, the excess of (i) the amount of interest such class would have accrued on such Distribution Date had the applicable Pass-Through Rate not been subject to the related Net Rate
                                   Cap, over (ii) the amount of interest
                                   such class of Certificates received on
                                   such Distribution Date if the
                                   Pass-Through Rate is limited to the
                                   related Net Rate Cap, together with the
                                   unpaid portion of any such amounts from
                                   prior Distribution Dates (and accrued
                                   interest thereon at the then applicable
                                   Pass-Through Rate, without giving effect to the related Net Rate Cap). The ratings on each Class of Certificates do not address the likelihood of the payment of any Basis Risk Shortfall
                                   Carryover Amount.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

BASIS RISK SHORTFALL:              Because each Mortgage Loan has a
                                   mortgage rate that is adjustable, and
                                   the adjustable-rate Mortgage Loans will
                                   adjust based on six-month LIBOR,
                                   one-year LIBOR, six-month LIBOR, COFI,
                                   MTA or one-year TREASURY after an
                                   initial fixed-rate period of six months, one, two, three, five, seven or ten years following the date of origination, and the Pass-Through Rates on the Offered Certificates are based on one-month LIBOR, the application of the Net Rate Cap could result in shortfalls of interest otherwise payable on those certificates in certain periods (such shortfalls, "Basis Risk Shortfalls").
                                   This may also occur if six-month LIBOR,
                                   one-year LIBOR, six-month LIBOR, COFI,
                                   MTA or one-year TREASURY rise quickly
                                   since the Mortgage Loan adjustments are
                                   constrained by certain interim caps. If
                                   Basis Risk Shortfalls occur, they will
                                   be carried forward as Basis Risk
                                   Shortfall Carryover Amounts and paid
                                   from Net Monthly Excess Cashflow on a
                                   subordinated basis on the same
                                   Distribution Date or in any subsequent
                                   Distribution Date.

INTEREST PAYMENT PRIORITY:         On each Distribution Date, the Interest
                                   Remittance Amount will be distributed in the following order of priority:

                                        (i)  from the Interest Remittance
                                             Amount, to the holders of the
                                             Class II-A Certificates, pro
                                             rata, the Senior Interest
                                             Distribution Amount allocable
                                             to such Certificates;

                                        (ii) from the remaining Interest
                                             Remittance Amount, to the
                                             holders of the Class II-M-1
                                             Certificates, the Interest
                                             Distribution Amount for such
                                             Certificates;

                                        (iii) from the remaining Interest
                                             Remittance Amount, to the
                                             holders of the Class II-M-2
                                             Certificates, the Interest
                                             Distribution Amount for such
                                             Certificates;

                                        (iv) from the remaining Interest
                                             Remittance Amount, to the
                                             holders of the Class II-M-3
                                             Certificates, the Interest
                                             Distribution Amount for such
                                             Certificates;

                                        (v)  from the remaining Interest
                                             Remittance Amount, to the
                                             holders of the Class II-M-4
                                             Certificates, the Interest
                                             Distribution Amount for such
                                             Certificates; and

                                        (vi) from the remaining Interest
                                             Remittance Amount, to the
                                             holders of the Class II-M-5
                                             Certificates, the Interest
                                             Distribution Amount for such
                                             Certificates.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

PRINCIPAL PAYMENT PRIORITY:        On each Distribution Date (a) prior to
                                   the Stepdown Date or (b) on which a
                                   Trigger Event is in effect, the
                                   Principal Distribution Amounts shall be
                                   distributed as follows:

                                        (i)  the Principal Distribution
                                             Amount to the holders of the
                                             Class II-A Certificates, pro
                                             rata, until the Certificate
                                             Principal Balance of each such
                                             class has been reduced to
                                             zero;

                                        (ii) to the holders of the Class
                                             II-M-1 Certificates, any
                                             Principal Distribution Amount
                                             remaining after the
                                             distributions described in (i)
                                             above, until the Certificate
                                             Principal Balance thereof has
                                             been reduced to zero;

                                        (iii) to the holders of the Class
                                             II-M-2 Certificates, any
                                             Principal Distribution Amount
                                             remaining after the
                                             distributions described in (i)
                                             and (ii) above, until the
                                             Certificate Principal Balance
                                             thereof has been reduced to
                                             zero;

                                        (iv) to the holders of the Class
                                             II-M-3 Certificates, any
                                             Principal Distribution Amount
                                             remaining after the
                                             distributions described in
                                             (i), (ii) and (iii) above,
                                             until the Certificate
                                             Principal Balance thereof has
                                             been reduced to zero;

                                        (v)  to the holders of the Class
                                             II-M-4 Certificates, any
                                             Principal Distribution Amount
                                             remaining after the
                                             distributions described in
                                             (i), (ii), (iii) and (iv)
                                             above, until the Certificate
                                             Principal Balance thereof has
                                             been reduced to zero; and

                                        (vi) to the holders of the Class
                                             II-M-5 Certificates, any
                                             Principal Distribution Amount
                                             remaining after the
                                             distributions described in
                                             (i), (ii), (iii), (iv) and (v)
                                             above, until the Certificate
                                             Principal Balance thereof has
                                             been reduced to zero.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

PRINCIPAL PAYMENT PRIORITY:        On each Distribution Date (a) on or
                                   after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Distribution Amount shall be distributed as follows:

                                        (i)  the Principal Distribution
                                             Amount to the holders of the
                                             Class II-A Certificates, pro
                                             rata, to the extent of the
                                             Class II-A Principal
                                             Distribution Amount, until the
                                             Certificate Principal Balance
                                             of each such class has been
                                             reduced to zero;

                                        (ii) to the holders of the Class
                                             II-M-1 Certificates, the Class
                                             II-M-1 Principal Distribution
                                             Amount, until the Certificate
                                             Principal Balance thereof has
                                             been reduced to zero;

                                        (iii) to the holders of the Class
                                             II-M-2 Certificates, the Class
                                             II-M-2 Principal Distribution
                                             Amount, until the Certificate
                                             Principal Balance thereof has
                                             been reduced to zero;

                                        (iv) to the holders of the Class
                                             II-M-3 Certificates, the Class
                                             II-M-3 Principal Distribution
                                             Amount, until the Certificate
                                             Principal Balance thereof has
                                             been reduced to zero;

                                        (v)  to the holders of the Class
                                             II-M-4 Certificates, the Class
                                             II-M-4 Principal Distribution
                                             Amount, until the Certificate
                                             Principal Balance thereof has
                                             been reduced to zero; and

                                        (vi) to the holders of the Class
                                             II-M-5 Certificates, the Class
                                             II-M-5 Principal Distribution
                                             Amount, until the Certificate
                                             Principal Balance thereof has
                                             been reduced to zero.
--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

NET MONTHLY EXCESS CASHFLOW        With respect to any  Distribution  Date,
DISTRIBUTIONS:                     the Available Funds remaining after
                                   distribution of the Interest Remittance
                                   Amount and the Principal Distribution
                                   Amount as described above ("Net Monthly
                                   Excess Cashflow") shall be distributed
                                   as follows (other than in the case of
                                   clause (i) below):

                                        (i)  to the Class II-A
                                             Certificates, pro rata, based
                                             on the Realized Loss amounts
                                             allocated to such classes;

                                        (ii) sequentially to the Class II-M
                                             Certificates, in each case in
                                             an amount equal to any
                                             Realized Loss amounts
                                             allocated to such classes;

                                        (iii) to each Class of Certificates
                                             to pay Basis Risk Carryover
                                             Amounts, sequentially, (a) to
                                             the Class II-A Certificates,
                                             pro rata based on the amount
                                             of Basis Risk Carryover
                                             Amounts, and (b) sequentially,
                                             to the Class II-M
                                             Certificates, in each case in
                                             an amount equal to an Basis
                                             Risk Carryover Amounts;

                                        (iv) to the holders of the Class
                                             II-A Certificates and Class
                                             II-M Certificates, in an
                                             amount equal to such
                                             certificates' allocated share
                                             of any Prepayment Interest
                                             Shortfalls and any shortfalls
                                             resulting from the application
                                             of the Relief Act, in each
                                             case, without interest accrued
                                             thereon; and

                                        (v)  to the holders of the Class
                                             II-B-IO Certificates, as
                                             provided in the pooling and
                                             servicing agreement.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

PRINCIPAL DISTRIBUTION             The Principal  Distribution  Amount for any
AMOUNT:                            Distribution Date will be the sum of (i)
                                   the principal portion of all scheduled
                                   monthly payments on the Mortgage Loans
                                   due during the related Due Period,
                                   whether or not received on or prior to
                                   the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing
                                   Agreement during the related Prepayment
                                   Period; (iii) the principal portion of
                                   all other unscheduled collections,
                                   including insurance proceeds,
                                   liquidation proceeds and all full and
                                   partial principal prepayments, received
                                   during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, and
                                   (iv) the amount of any
                                   Overcollateralization Increase Amount
                                   for such Distribution Date MINUS (v) the amount of any Overcollateralization
                                   Reduction Amount for such Distribution
                                   Date allocated to the Principal
                                   Distribution Amount based on the amount
                                   of principal for such Distribution Date.

CLASS II-A PRINCIPAL DISTRIBUTION  For any  Distribution  Date on or after
AMOUNT: the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the aggregate Certificate Principal Balance of the Class II-A Certificates immediately prior to such Distribution Date over (y) the lesser of (I) the excess of (a) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the prior calendar month) over (b) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the prior calendar month) multiplied by (i) prior to the distribution date in February 2013, 38.25% and (ii) on or after the distribution date in February 2013, 30.60% and (II) the excess of (a) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the prior calendar month) over (b) 0.50% of the principal balance of the mortgage loans as of the Cut-Off Date.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

CLASS II-M-1 PRINCIPAL             For any  Distribution  Date on or after the
DISTRIBUTION AMOUNT:               Stepdown Date on which a Trigger Event
                                   is not in effect, an amount equal to the excess (if any) of (x) the Certificate
                                   Principal Balance of the Class II-M-1
                                   Certificates immediately prior to such
                                   Distribution Date over (y) the lesser of
                                   (I) the excess of (a) the aggregate
                                   stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized
                                   Losses incurred during the prior
                                   calendar month) over (b) the sum of (1)
                                   the aggregate Certificate Principal
                                   Balance of the Class II-A Certificates
                                   (after taking into account the payment
                                   of the Class II-A Principal Distribution
                                   Amounts for such Distribution Date) and
                                   (2) the aggregate stated principal
                                   balance of the mortgage loans as of the
                                   last day of the related due period
                                   (after reduction for Realized Losses
                                   incurred during the prior calendar
                                   month) multiplied by (i) prior to the
                                   distribution date in February 2013,
                                   32.375% and (ii) on or after the
                                   distribution date in February 2013,
                                   25.90% and (II) the excess of (a) the
                                   aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the prior calendar month) over (b) 0.50% of the principal balance of the mortgage loans as of the Cut-Off Date.

CLASS II-M-2 PRINCIPAL             For any  Distribution  Date on or after the
DISTRIBUTION AMOUNT:               Stepdown Date on which a Trigger Event
                                   is not in effect, an amount equal to the excess (if any) of (x) the Certificate
                                   Principal Balance of the Class II-M-2
                                   Certificates immediately prior to such
                                   Distribution Date over (y) the lesser of
                                   (I) the excess of (a) the aggregate
                                   stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized
                                   Losses incurred during the prior
                                   calendar month) over (b) the sum of (1)
                                   the aggregate Certificate Principal
                                   Balance of the Class II-A Certificates
                                   (after taking into account the payment
                                   of the Class II-A Principal Distribution
                                   Amounts for such Distribution Date), (2) the aggregate Certificate Principal
                                   Balance of the Class II-M-1 Certificates
                                   (after taking into account the payment
                                   of the Class II-M-1 Principal
                                   Distribution Amounts for such
                                   Distribution Date) and (3) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized
                                   Losses incurred during the prior
                                   calendar month) multiplied by (i) prior
                                   to the distribution date in February
                                   2013, 26.875% and (ii) on or after the
                                   distribution date in February 2013,
                                   21.50% and (II) the excess of (a) the
                                   aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the prior calendar month) over (b) 0.50% of the principal balance of the mortgage loans as of the Cut-Off Date.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

CLASS II-M-3 PRINCIPAL             For any Distribution  Date on or after the
DISTRIBUTION AMOUNT:               Stepdown Date on which a Trigger Event
                                   is not in effect, an amount equal to the excess (if any) of (x) the Certificate
                                   Principal Balance of the Class II-M-3
                                   Certificates immediately prior to such
                                   Distribution Date over (y) the lesser of
                                   (I) the excess of (a) the aggregate
                                   stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized
                                   Losses incurred during the prior
                                   calendar month) over (b) the sum of (1)
                                   the aggregate Certificate Principal
                                   Balance of the Class II-A Certificates
                                   (after taking into account the payment
                                   of the Class II-A Principal Distribution
                                   Amounts for such Distribution Date), (2) the aggregate Certificate Principal
                                   Balance of the Class II-M-1 Certificates
                                   (after taking into account the payment
                                   of the Class II-M-1 Principal
                                   Distribution Amounts for such
                                   Distribution Date), (3) the aggregate
                                   Certificate Principal Balance of the
                                   Class II-M-2 Certificates (after taking
                                   into account the payment of the Class
                                   II-M-2 Principal Distribution Amounts
                                   for such Distribution Date) and (4) the
                                   aggregate stated principal balance of
                                   the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the prior calendar month) multiplied by (i) prior to the distribution date in February 2013, 17.75% and (ii) on or after the distribution date in February
                                   2013, 14.20% and (II) the excess of (a)
                                   the aggregate scheduled principal
                                   balance of the mortgage loans as of the
                                   last day of the related due period
                                   (after reduction for Realized Losses
                                   incurred during the prior calendar
                                   month) over (b) 0.50% of the principal
                                   balance of the mortgage loans as of the
                                   Cut-Off Date.

CLASS II-M-4 PRINCIPAL             For any Distribution  Date on or after the
DISTRIBUTION AMOUNT:               Stepdown Date on which a Trigger Event
                                   is not in effect, an amount equal to the excess (if any) of (x) the Certificate
                                   Principal Balance of the Class II-M-4
                                   Certificates immediately prior to such
                                   Distribution Date over (y) the lesser of
                                   (I) the excess of (a) the aggregate
                                   stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized
                                   Losses incurred during the prior
                                   calendar month) over (b) the sum of (1)
                                   the aggregate Certificate Principal
                                   Balance of the Class II-A Certificates
                                   (after taking into account the payment
                                   of the Class II-A Principal Distribution
                                   Amounts for such Distribution Date), (2) the aggregate Certificate Principal
                                   Balance of the Class II-M-1 Certificates
                                   (after taking into account the payment
                                   of the Class II-M-1 Principal
                                   Distribution Amounts for such
                                   Distribution Date) (3) the aggregate
                                   Certificate Principal Balance of the
                                   Class II-M-2 Certificates (after taking
                                   into account the payment of the Class
                                   II-M-2 Principal Distribution Amounts
                                   for such Distribution Date), (4) the
                                   aggregate Certificate Principal Balance
                                   of the Class II-M-3 Certificates (after
                                   taking into account the payment of the
                                   Class II-M-3 Principal Distribution
                                   Amounts for such Distribution Date), and
                                   (5) the aggregate stated principal
                                   balance of the mortgage loans as of the
                                   last day of the related due period
                                   (after reduction for Realized Losses
                                   incurred during the prior calendar
                                   month) multiplied by (i) prior to the
                                   distribution date in February 2013,
                                   11.25% and (ii) on or after the
                                   distribution date in February 2013,
                                   9.00% and (II) the excess of (a) the
                                   aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the prior calendar month) over (b) 0.50% of the principal balance of the mortgage loans as of the Cut-Off Date.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

CLASS II-M-5 PRINCIPAL             For any Distribution  Date on or after the
DISTRIBUTION AMOUNT:               Stepdown Date on which a Trigger Event
                                   is not in effect, an amount equal to the excess (if any) of (x) the Certificate
                                   Principal Balance of the Class II-M-5
                                   Certificates immediately prior to such
                                   Distribution Date over (y) the lesser of
                                   (I) the excess of (a) the aggregate
                                   stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized
                                   Losses incurred during the prior
                                   calendar month) over (b) the sum of (1)
                                   the aggregate Certificate Principal
                                   Balance of the Class II-A Certificates
                                   (after taking into account the payment
                                   of the Class II-A Principal Distribution
                                   Amounts for such Distribution Date), (2) the aggregate Certificate Principal
                                   Balance of the Class II-M-1 Certificates
                                   (after taking into account the payment
                                   of the Class II-M-1 Principal
                                   Distribution Amounts for such
                                   Distribution Date) (3) the aggregate
                                   Certificate Principal Balance of the
                                   Class II-M-2 Certificates (after taking
                                   into account the payment of the Class
                                   II-M-2 Principal Distribution Amounts
                                   for such Distribution Date), (4) the
                                   aggregate Certificate Principal Balance
                                   of the Class II-M-3 Certificates (after
                                   taking into account the payment of the
                                   Class II-M-3 Principal Distribution
                                   Amounts for such Distribution Date), (5) the aggregate Certificate Principal
                                   Balance of the Class II-M-4 Certificates
                                   (after taking into account the payment
                                   of the Class II-M-4 Principal
                                   Distribution Amounts for such
                                   Distribution Date) and (6) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized
                                   Losses incurred during the prior
                                   calendar month) multiplied by (i) prior
                                   to the distribution date in February
                                   2013, 8.75% and (ii) on or after the
                                   distribution date in February 2013,
                                   7.00% and (II) the excess of (a) the
                                   aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the prior calendar month) over (b) 0.50% of the principal balance of the mortgage loans as of the Cut-Off Date.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

CORRIDOR CAP AGREEMENTS:           The holders of the Class II-A,
                                   collectively and each of the Class II-M
                                   Certificates will each benefit from
                                   interest rate cap payments from the
                                   Yield Maintenance Provider pursuant to a corridor cap agreement (the "Corridor
                                   Cap Agreements") purchased with respect
                                   to the Class II-A, collectively, and
                                   each of the Class II-M Certificates,
                                   respectively. The Corridor Cap Agreement is intended to partially mitigate the interest rate risk that could result from the difference between the related
                                   Note Interest Rate on the related
                                   Certificates and the Net Rate Cap with
                                   respect to the mortgage loans.

                                   On each Distribution Date, payments
                                   under the Corridor Cap Agreements will
                                   be an amount equal to the product of (i) the excess of the minimum of (1) the then current 1-Month LIBOR and (2) 11.50% for such Distribution Date over the strike rate, (ii) the lesser of (a) the Certificate Principal Balance of the respective class for such Distribution Date and (b) the related notional balance based on a certain prepayment speed for such loans on such Distribution Date as set forth in
                                   Exhibit I, and (iii) the actual number
                                   of days in the corresponding accrual
                                   period divided by 360.

                                   On each Distribution Date, amounts
                                   received under each Corridor Cap
                                   Agreement with respect to such
                                   Distribution Date will be allocated in
                                   the following order of priority:

                                             1.   first, from payments from
                                                  the related Corridor Cap
                                                  Agreement, (i) to the
                                                  holders of the Class II-A
                                                  Certificates, pro rata,
                                                  and (ii) to the holders
                                                  of the Class II-M-1,
                                                  Class II-M-2, Class
                                                  II-M-3, Class II-M-4 and
                                                  Class II-M-5
                                                  Certificates, in that
                                                  order, the payment of any
                                                  related Basis Risk
                                                  Carryforward Amounts for
                                                  such Distribution Dates,
                                                  to the extent not covered
                                                  by Net Monthly Excess
                                                  Cashflow as described
                                                  above.

                                             2.   second, from any
                                                  remaining amounts from
                                                  payments on the related
                                                  Corridor Cap Agreement,
                                                  (i) to the holders of the
                                                  Class II-A Certificates,
                                                  pro rata, and (ii) to the
                                                  holders of the Class
                                                  II-M-1, Class II-M-2,
                                                  Class II-M-3, Class
                                                  II-M-4 and Class II-M-5
                                                  Certificates, in that
                                                  order, the payment of any
                                                  Interest Distribution
                                                  Amount and Interest
                                                  Carryforward Amount for
                                                  each such class to the
                                                  extent not covered by Net
                                                  Monthly Excess Cashflow
                                                  on such Distribution
                                                  Date.

                                             3.   third, from any excess
                                                  amounts available from
                                                  the related Corridor Cap
                                                  Agreement relating to the
                                                  (i) Class II-A
                                                  Certificates, pro rata,
                                                  and (ii) to the holders
                                                  of the Class II-M-1,
                                                  Class II-M-2, Class
                                                  II-M-3, Class II-M-4 and
                                                  Class II-M-5
                                                  Certificates, in that
                                                  order, to the extent not
                                                  paid pursuant to clauses
                                                  first and second above;
                                                  and

                                             4.   fourth, from any
                                                  remaining amounts, to the
                                                  holder of the Class
                                                  II-B-IO Certificates.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

                    EXHIBIT I - CORRIDOR CAP AGREEMENT TERMS

  Distribution       Class II-A      Class II-A    Class II-M-1  Class II-M-1   Class II-M-2   Class II-M-2
      Date            Notional         Strike        Notional       Strike        Notional        Strike
    25-Mar-07      172,120,000.00       6.280      4,776,000.00      6.280      4,471,000.00      6.200
    25-Apr-07      167,071,177.36       6.330      4,776,000.00      6.340      4,471,000.00      6.260
    25-May-07      161,797,760.02       6.330      4,776,000.00      6.350      4,471,000.00      6.270
    25-Jun-07      157,050,659.81       6.330      4,776,000.00      6.360      4,471,000.00      6.280
    25-Jul-07      152,327,451.55       6.320      4,776,000.00      6.370      4,471,000.00      6.290
    25-Aug-07      146,740,937.48       6.310      4,776,000.00      6.380      4,471,000.00      6.300
    25-Sep-07      142,332,823.39       6.300      4,776,000.00      6.390      4,471,000.00      6.310
    25-Oct-07      138,287,565.83       6.280      4,776,000.00      6.380      4,471,000.00      6.300
    25-Nov-07      134,116,685.05       6.280      4,776,000.00      6.390      4,471,000.00      6.310
    25-Dec-07      130,299,496.31       6.260      4,776,000.00      6.390      4,471,000.00      6.310
    25-Jan-08      126,489,607.47       6.250      4,776,000.00      6.380      4,471,000.00      6.300
    25-Feb-08      122,440,442.88       6.230      4,776,000.00      6.380      4,471,000.00      6.300
    25-Mar-08      117,598,247.10       6.230      4,776,000.00      6.390      4,471,000.00      6.310
    25-Apr-08      114,322,361.48       6.220      4,776,000.00      6.380      4,471,000.00      6.300
    25-May-08      110,670,464.26       6.210      4,776,000.00      6.370      4,471,000.00      6.290
    25-Jun-08      107,161,481.34       6.200      4,776,000.00      6.370      4,471,000.00      6.290
    25-Jul-08      103,906,334.64       6.200      4,776,000.00      6.370      4,471,000.00      6.290
    25-Aug-08      100,098,337.33       6.180      4,776,000.00      6.370      4,471,000.00      6.290
    25-Sep-08       97,318,948.96       6.170      4,776,000.00      6.370      4,471,000.00      6.290
    25-Oct-08       94,484,094.74       6.170      4,776,000.00      6.370      4,471,000.00      6.290
    25-Nov-08       90,580,582.25       6.190      4,776,000.00      6.390      4,471,000.00      6.310
    25-Dec-08       86,450,276.51       6.210      4,776,000.00      6.410      4,471,000.00      6.330
    25-Jan-09       83,724,402.50       6.210      4,776,000.00      6.420      4,471,000.00      6.340
    25-Feb-09       81,083,549.35       6.210      4,776,000.00      6.420      4,471,000.00      6.340
    25-Mar-09       78,770,988.17       6.210      4,776,000.00      6.430      4,471,000.00      6.350
    25-Apr-09       76,006,118.14       6.230      4,776,000.00      6.450      4,471,000.00      6.370
    25-May-09       73,510,194.58       6.230      4,776,000.00      6.450      4,471,000.00      6.370
    25-Jun-09       70,956,993.69       6.240      4,776,000.00      6.460      4,471,000.00      6.380
    25-Jul-09       68,541,558.40       6.230      4,776,000.00      6.460      4,471,000.00      6.380
    25-Aug-09       66,064,008.14       6.230      4,776,000.00      6.460      4,471,000.00      6.380
    25-Sep-09       63,218,286.21       6.230      4,776,000.00      6.460      4,471,000.00      6.380
    25-Oct-09       60,254,608.35       6.250      4,776,000.00      6.470      4,471,000.00      6.390
    25-Nov-09       58,575,743.80       6.250      4,776,000.00      6.470      4,471,000.00      6.390
    25-Dec-09       55,871,042.97       6.270      4,776,000.00      6.490      4,471,000.00      6.410

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

                EXHIBIT I - CORRIDOR CAP AGREEMENT TERMS (CONT'D)

  Distribution       Class II-A      Class II-A   Class II-M-1   Class II-M-1   Class II-M-2  Class II-M-2
      Date            Notional         Strike       Notional        Strike        Notional       Strike
   25-Jan-10       54,285,855.39       6.260      4,776,000.00      6.480       4,471,000.00      6.400
   25-Feb-10       52,469,589.62       6.270      4,776,000.00      6.490       4,471,000.00      6.410
   25-Mar-10       50,835,909.80       6.270      4,776,000.00      6.490       4,471,000.00      6.410
   25-Apr-10       49,335,070.87       6.260      4,776,000.00      6.490       4,471,000.00      6.410
   25-May-10       47,697,589.97       6.280      4,776,000.00      6.500       4,471,000.00      6.420
   25-Jun-10       46,494,044.76       6.280      4,776,000.00      6.500       4,471,000.00      6.420
   25-Jul-10       44,816,094.74       6.300      4,776,000.00      6.520       4,471,000.00      6.440
   25-Aug-10       43,675,620.52       6.300      4,776,000.00      6.530       4,471,000.00      6.450
   25-Sep-10       42,410,694.76       6.320      4,776,000.00      6.550       4,471,000.00      6.470
   25-Oct-10       41,376,474.68       6.320      4,776,000.00      6.560       4,471,000.00      6.480
   25-Nov-10       40,161,765.56       6.340      4,776,000.00      6.570       4,471,000.00      6.490
   25-Dec-10       38,713,944.35       6.340      4,776,000.00      6.590       4,471,000.00      6.510
   25-Jan-11       37,725,546.23       6.350      4,776,000.00      6.600       4,471,000.00      6.520
   25-Feb-11       36,734,141.68       6.340      4,776,000.00      6.600       4,471,000.00      6.520
   25-Mar-11       35,906,221.34       6.340      4,776,000.00      6.610       4,471,000.00      6.530
   25-Apr-11       35,153,124.04       6.340      4,755,951.36      6.610       4,452,231.68      6.530
   25-May-11       34,380,172.61       6.350      4,664,707.44      6.620       4,366,814.69      6.540
   25-Jun-11       33,208,366.04       6.360      4,575,189.47      6.630       4,283,013.42      6.550
   25-Jul-11       31,442,381.19       6.380      4,487,336.05      6.650       4,200,770.41      6.570
   25-Aug-11       29,454,035.54       6.390      4,401,018.56      6.660       4,119,965.24      6.580
   25-Sep-11       26,683,119.16       6.350      4,316,304.72      6.650       4,040,661.30      6.570
   25-Oct-11       24,579,960.77       6.360      4,233,108.76      6.660       3,962,778.32      6.580
   25-Nov-11       21,791,907.87       6.290      4,151,472.45      6.640       3,886,355.38      6.560
   25-Dec-11       18,866,801.11       6.200      4,071,331.53      6.630       3,811,332.34      6.550
   25-Jan-12       14,832,569.90       6.000      3,992,709.17      6.590       3,737,730.88      6.510

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

                    EXHIBIT I - CORRIDOR CAP AGREEMENT TERMS

  Distribution      Class II-M-3    Class II-M-3   Class II-M-4  Class II-M-4   Class II-M-5   Class II-M-5
      Date            Notional         Strike        Notional       Strike        Notional        Strike
    25-Mar-07       7,418,000.00       5.900       5,284,000.00      5.700      2,032,000.00      5.700
    25-Apr-07       7,418,000.00       5.960       5,284,000.00      5.760      2,032,000.00      5.760
    25-May-07       7,418,000.00       5.970       5,284,000.00      5.770      2,032,000.00      5.770
    25-Jun-07       7,418,000.00       5.980       5,284,000.00      5.780      2,032,000.00      5.780
    25-Jul-07       7,418,000.00       5.990       5,284,000.00      5.790      2,032,000.00      5.790
    25-Aug-07       7,418,000.00       6.000       5,284,000.00      5.800      2,032,000.00      5.800
    25-Sep-07       7,418,000.00       6.010       5,284,000.00      5.810      2,032,000.00      5.810
    25-Oct-07       7,418,000.00       6.000       5,284,000.00      5.800      2,032,000.00      5.800
    25-Nov-07       7,418,000.00       6.010       5,284,000.00      5.810      2,032,000.00      5.810
    25-Dec-07       7,418,000.00       6.010       5,284,000.00      5.810      2,032,000.00      5.810
    25-Jan-08       7,418,000.00       6.000       5,284,000.00      5.800      2,032,000.00      5.800
    25-Feb-08       7,418,000.00       6.000       5,284,000.00      5.800      2,032,000.00      5.800
    25-Mar-08       7,418,000.00       6.010       5,284,000.00      5.810      2,032,000.00      5.810
    25-Apr-08       7,418,000.00       6.000       5,284,000.00      5.800      2,032,000.00      5.800
    25-May-08       7,418,000.00       5.990       5,284,000.00      5.790      2,032,000.00      5.790
    25-Jun-08       7,418,000.00       5.990       5,284,000.00      5.790      2,032,000.00      5.790
    25-Jul-08       7,418,000.00       5.990       5,284,000.00      5.790      2,032,000.00      5.790
    25-Aug-08       7,418,000.00       5.990       5,284,000.00      5.790      2,032,000.00      5.790
    25-Sep-08       7,418,000.00       5.990       5,284,000.00      5.790      2,032,000.00      5.790
    25-Oct-08       7,418,000.00       5.990       5,284,000.00      5.790      2,032,000.00      5.790
    25-Nov-08       7,418,000.00       6.010       5,284,000.00      5.810      2,032,000.00      5.810
    25-Dec-08       7,418,000.00       6.030       5,284,000.00      5.830      2,032,000.00      5.830
    25-Jan-09       7,418,000.00       6.040       5,284,000.00      5.840      2,032,000.00      5.840
    25-Feb-09       7,418,000.00       6.040       5,284,000.00      5.840      2,032,000.00      5.840
    25-Mar-09       7,418,000.00       6.050       5,284,000.00      5.850      2,032,000.00      5.850
    25-Apr-09       7,418,000.00       6.070       5,284,000.00      5.870      2,032,000.00      5.870
    25-May-09       7,418,000.00       6.070       5,284,000.00      5.870      2,032,000.00      5.870
    25-Jun-09       7,418,000.00       6.080       5,284,000.00      5.880      2,032,000.00      5.880
    25-Jul-09       7,418,000.00       6.080       5,284,000.00      5.880      2,032,000.00      5.880
    25-Aug-09       7,418,000.00       6.080       5,284,000.00      5.880      2,032,000.00      5.880
    25-Sep-09       7,418,000.00       6.080       5,284,000.00      5.880      2,032,000.00      5.880
    25-Oct-09       7,418,000.00       6.090       5,284,000.00      5.890      2,032,000.00      5.890
    25-Nov-09       7,418,000.00       6.090       5,284,000.00      5.890      2,032,000.00      5.890
    25-Dec-09       7,418,000.00       6.110       5,284,000.00      5.910      2,032,000.00      5.910

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

                EXHIBIT I - CORRIDOR CAP AGREEMENT TERMS (CONT'D)

  Distribution     Class II-M-3    Class II-M-3   Class II-M-4   Class II-M-4   Class II-M-5  Class II-M-5
      Date           Notional         Strike        Notional        Strike        Notional       Strike
   25-Jan-10       7,418,000.00        6.100      5,284,000.00      5.900       2,032,000.00      5.900
   25-Feb-10       7,418,000.00        6.110      5,284,000.00      5.910       2,032,000.00      5.910
   25-Mar-10       7,418,000.00        6.110      5,284,000.00      5.910       2,032,000.00      5.910
   25-Apr-10       7,418,000.00        6.110      5,284,000.00      5.910       2,032,000.00      5.910
   25-May-10       7,418,000.00        6.120      5,284,000.00      5.920       2,032,000.00      5.920
   25-Jun-10       7,418,000.00        6.120      5,284,000.00      5.920       2,032,000.00      5.920
   25-Jul-10       7,418,000.00        6.140      5,284,000.00      5.940       2,032,000.00      5.940
   25-Aug-10       7,418,000.00        6.150      5,284,000.00      5.950       2,032,000.00      5.950
   25-Sep-10       7,418,000.00        6.170      5,284,000.00      5.970       2,032,000.00      5.970
   25-Oct-10       7,418,000.00        6.180      5,284,000.00      5.980       2,032,000.00      5.980
   25-Nov-10       7,418,000.00        6.190      5,284,000.00      5.990       2,032,000.00      5.990
   25-Dec-10       7,418,000.00        6.210      5,284,000.00      6.010       2,032,000.00      6.010
   25-Jan-11       7,418,000.00        6.220      5,284,000.00      6.020       2,032,000.00      6.020
   25-Feb-11       7,418,000.00        6.220      5,284,000.00      6.020       2,032,000.00      6.020
   25-Mar-11       7,418,000.00        6.230      5,284,000.00      6.030       2,032,000.00      6.030
   25-Apr-11       7,386,860.80        6.230      5,261,818.88      6.030       2,023,470.09      6.030
   25-May-11       7,245,142.34        6.240      5,160,869.79      6.040       1,984,649.40      6.040
   25-Jun-11       7,106,104.58        6.250      5,061,830.22      6.050       1,946,563.02      6.050
   25-Jul-11       6,969,652.18        6.270      4,964,632.26      6.070       1,909,184.85      6.070
   25-Aug-11       6,835,585.36        6.280      4,869,133.60      6.080       1,872,460.16      6.080
   25-Sep-11       6,704,009.30        6.270      4,775,409.16      6.070       1,836,417.75      6.070
   25-Oct-11       6,574,790.78        6.280      4,683,364.04      6.080       1,801,021.15      6.080
   25-Nov-11       6,447,994.69        6.260      4,593,044.48      6.060       1,766,288.11      6.060
   25-Dec-11       6,323,521.21        6.250      4,504,379.36      6.050       1,732,191.30      6.050
   25-Jan-12       6,201,406.32        6.210      4,417,394.31      6.010       1,698,740.58      6.010

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

                    EXHIBIT II- AVAILABLE FUNDS CAP SCHEDULE

                    CLASS II-A-1   CLASS II-A-2   CLASS II-M-1    CLASS II-M-2
  DISTRIBUTION       EFFECTIVE      EFFECTIVE      EFFECTIVE       EFFECTIVE
      DATE             COUPON         COUPON         COUPON          COUPON
    25-Mar-07           5.72           5.82           5.74            5.82
    25-Apr-07          10.97           10.97          10.70          10.78
    25-May-07          11.26           11.26          10.96          11.04
    25-Jun-07          11.50           11.50          11.32          11.40
    25-Jul-07          11.50           11.50          11.50          11.50
    25-Aug-07          11.50           11.50          11.36          11.44
   Thereafter          11.50           11.50          11.50          11.50

                    CLASS II-M-3   CLASS II-M-4   CLASS II-M-5
  DISTRIBUTION       EFFECTIVE      EFFECTIVE      EFFECTIVE
      DATE             COUPON         COUPON         COUPON
    25-Mar-07           6.12           6.32           6.32
    25-Apr-07          11.08           11.28          11.28
    25-May-07          11.34           11.50          11.50
    25-Jun-07          11.50           11.50          11.50
    25-Jul-07          11.50           11.50          11.50
    25-Aug-07          11.50           11.50          11.50
   Thereafter          11.50           11.50          11.50

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

                       EXHIBIT III - YIELD TABLES TO CALL

Class II-A-1 to Call
Price: 100-00            10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                   6.77         4.62         3.40         2.63         2.11         1.71         1.11         0.82
Prin. Start Date          3/25/2007    3/25/2007    3/25/2007    3/25/2007    3/25/2007    3/25/2007    3/25/2007    3/25/2007
Prin. End Date            4/25/2025    4/25/2020    2/25/2017   12/25/2014    7/25/2013    6/25/2012    1/25/2011    7/25/2009
Prin. Window Len             218          158          120          94           77           64           47           29
Yield                       5.88         5.88         5.88         5.88         5.88         5.88         5.89         5.89

Class II-A-2 to Call
Price: 100-00            10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                   6.77         4.62         3.40         2.63         2.11         1.71         1.11         0.82
Prin. Start Date          3/25/2007    3/25/2007    3/25/2007    3/25/2007    3/25/2007    3/25/2007    3/25/2007    3/25/2007
Prin. End Date            4/25/2025    4/25/2020    2/25/2017   12/25/2014    7/25/2013    6/25/2012    1/25/2011    7/25/2009
Prin. Window Len             218          158          120          94           77           64           47           29
Yield                       5.98         5.98         5.98         5.99         5.99         5.99         5.99         6.00

Class II-M-1 to Call
Price: 100-00            10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                   12.42        9.04         6.98         5.59         4.69         4.24         3.86         2.44
Prin. Start Date          6/25/2013    8/25/2012    3/25/2011    5/25/2010    5/25/2010    9/25/2010    1/25/2011    7/25/2009
Prin. End Date            4/25/2025    4/25/2020    2/25/2017   12/25/2014    7/25/2013    6/25/2012    1/25/2011    9/25/2009
Prin. Window Len             143          93           72           56           39           22            1            3
Yield                       5.90         5.90         5.90         5.90         5.90         5.90         5.90         5.90

Class II-M-2 to Call
Price: 100-00            10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                   12.42        9.01         6.96         5.58         4.68         4.17         3.86         2.66
Prin. Start Date          6/25/2013    8/25/2012    3/25/2011    5/25/2010    5/25/2010    8/25/2010    1/25/2011    9/25/2009
Prin. End Date            4/25/2025    4/25/2020    2/25/2017   12/25/2014    7/25/2013    6/25/2012    1/25/2011   12/25/2009
Prin. Window Len             143          93           72           56           39           23            1            4
Yield                       5.98         5.98         5.98         5.98         5.98         5.98         5.99         5.99

Class II-M-3 to Call
Price: 100-00            10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                   12.42        8.98         6.95         5.57         4.66         4.09         3.80         2.85
Prin. Start Date          6/25/2013    8/25/2012    3/25/2011    5/25/2010    4/25/2010    5/25/2010   10/25/2010   12/25/2009
Prin. End Date            4/25/2025    4/25/2020    2/25/2017   12/25/2014    7/25/2013    6/25/2012    1/25/2011    1/25/2010
Prin. Window Len             143          93           72           56           40           26            4            2
Yield                       6.29         6.29         6.29         6.29         6.29         6.29         6.30         6.30

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

                    EXHIBIT III - YIELD TABLES TO CALL CONT'D

Class II-M-4 to Call
Price: 100-00            10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                   12.42        8.95         6.93         5.56         4.64         4.04         3.56         2.86
Prin. Start Date          6/25/2013    8/25/2012    3/25/2011    5/25/2010    3/25/2010    4/25/2010    6/25/2010    1/25/2010
Prin. End Date            4/25/2025    4/25/2020    2/25/2017   12/25/2014    7/25/2013    6/25/2012    1/25/2011    1/25/2010
Prin. Window Len             143          93           72           56           41           27            8            1
Yield                       6.50         6.50         6.50         6.50         6.50         6.50         6.50         6.51

Class II-M-5 to Call
Price: 100-00            10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                   12.42        8.93         6.93         5.55         4.63         4.02         3.44         2.86
Prin. Start Date          6/25/2013    8/25/2012    3/25/2011    5/25/2010    3/25/2010    4/25/2010    5/25/2010    1/25/2010
Prin. End Date            4/25/2025    4/25/2020    2/25/2017   12/25/2014    7/25/2013    6/25/2012    1/25/2011    1/25/2010
Prin. Window Len             143          93           72           56           41           27            9            1
Yield                       6.50         6.50         6.50         6.50         6.50         6.50         6.50         6.51

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

                      EXHIBIT IV - YIELD TABLES TO MATURITY

Class II-A-1 to
Maturity
Price: 100-00            10.00% CPR    15.00% CPR   20.00% CPR    25.00% CPR   30.00% CPR   35.00% CPR    45.00% CPR     55.00% CPR
Avg. Life                   7.12          4.97         3.69          2.88         2.31         1.87          1.17           0.82
Prin. Start Date          3/25/2007    3/25/2007     3/25/2007    3/25/2007     3/25/2007    3/25/2007     3/25/2007     3/25/2007
Prin. End Date            6/25/2035    5/25/2032     3/25/2028    5/25/2024     6/25/2021    2/25/2019    12/25/2015     7/25/2009
Prin. Window Len             340          303           253          207           172          144           106            29
Yield                       5.89          5.89         5.90          5.90         5.91         5.91          5.90           5.89

Class II-A-2 to
Maturity
Price: 100-00            10.00% CPR    15.00% CPR   20.00% CPR    25.00% CPR   30.00% CPR   35.00% CPR    45.00% CPR     55.00% CPR
Avg. Life                   7.12          4.97         3.69          2.88         2.31         1.87          1.17           0.82
Prin. Start Date          3/25/2007    3/25/2007     3/25/2007    3/25/2007     3/25/2007    3/25/2007     3/25/2007     3/25/2007
Prin. End Date            6/25/2035    5/25/2032     3/25/2028    5/25/2024     6/25/2021    2/25/2019    12/25/2015     7/25/2009
Prin. Window Len             340          303           253          207           172          144           106            29
Yield                       5.99          6.00         6.01          6.01         6.02         6.02          6.01           6.00

Class II-M-1 to
Maturity
Price: 100-00            10.00% CPR    15.00% CPR   20.00% CPR    25.00% CPR   30.00% CPR   35.00% CPR    45.00% CPR     55.00% CPR
Avg. Life                   13.22         9.82         7.62          6.13         5.13         4.65          5.56           2.44
Prin. Start Date          6/25/2013    8/25/2012     3/25/2011    5/25/2010     5/25/2010    9/25/2010     1/25/2012     7/25/2009
Prin. End Date            2/25/2033    7/25/2028     2/25/2024    10/25/2020    5/25/2018    7/25/2016    12/25/2013     9/25/2009
Prin. Window Len             237          192           156          126           97           71            24             3
Yield                       5.90          5.91         5.91          5.91         5.91         5.91          5.96           5.90

Class II-M-2 to
Maturity
Price: 100-00            10.00% CPR    15.00% CPR   20.00% CPR    25.00% CPR   30.00% CPR   35.00% CPR    45.00% CPR     55.00% CPR
Avg. Life                   13.20         9.76         7.58          6.10         5.10         4.56          4.66           2.66
Prin. Start Date          6/25/2013    8/25/2012     3/25/2011    5/25/2010     5/25/2010    8/25/2010     5/25/2011     9/25/2009
Prin. End Date            9/25/2032    11/25/2027    7/25/2023    4/25/2020    12/25/2017    3/25/2016     9/25/2013     12/25/2009
Prin. Window Len             232          184           149          120           92           68            29             4
Yield                       5.99          5.99         5.99          6.00         6.00         6.00          6.02           5.99

Class II-M-3 to
Maturity
Price: 100-00            10.00% CPR    15.00% CPR   20.00% CPR    25.00% CPR   30.00% CPR   35.00% CPR    45.00% CPR     55.00% CPR
Avg. Life                   13.15         9.67         7.51          6.04         5.04         4.45          4.15           4.23
Prin. Start Date          6/25/2013    8/25/2012     3/25/2011    5/25/2010     4/25/2010    5/25/2010    10/25/2010     12/25/2009
Prin. End Date            2/25/2032    2/25/2027    10/25/2022    9/25/2019     6/25/2017   10/25/2015     5/25/2013     10/25/2013
Prin. Window Len             225          175           140          113           87           66            32             47
Yield                       6.30          6.31         6.31          6.32         6.32         6.32          6.33           6.42

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

                  EXHIBIT IV - YIELD TABLES TO MATURITY CONT'D

Class II-M-4 to
Maturity
Price: 100-00            10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                   13.03        9.50         7.37         5.94         4.94         4.33         3.82         4.09
Prin. Start Date          6/25/2013    8/25/2012    3/25/2011    5/25/2010    3/25/2010    4/25/2010    6/25/2010   11/25/2010
Prin. End Date            8/25/2030    5/25/2025    3/25/2021    5/25/2018    5/25/2016   10/25/2014    2/25/2013   10/25/2011
Prin. Window Len             207          154          121          97           75           55           33           12
Yield                       6.51         6.52         6.52         6.53         6.53         6.53         6.53         6.64

Class II-M-5 to
Maturity
Price: 100-00            10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                   12.84        9.30         7.22         5.81         4.83         4.22         3.64         3.60
Prin. Start Date          6/25/2013    8/25/2012    3/25/2011    5/25/2010    3/25/2010    4/25/2010    5/25/2010    8/25/2010
Prin. End Date            7/25/2028    3/25/2023    6/25/2019   12/25/2016    2/25/2015   10/25/2013    5/25/2012    1/25/2011
Prin. Window Len             182          128          100          80           60           43           25            6
Yield                       6.51         6.51         6.52         6.52         6.52         6.52         6.53         6.60

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------
           THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE
            DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS
            SUPPLEMENT AND HAS BEEN PROVIDED BASED ON INFORMATION AS
                              OF FEBRUARY 1, 2007.

                LOAN CHARACTERISTIC             HYBRID ARMS                 NEG AMS         TOTAL ARMS POOL
                 Expected Pool Balance         $149,378,728             $54,342,802            $203,721,530
                 Average Balance                   $284,531                $310,530                $291,031
                 % Conforming Balances               60.47%                  49.63%                  57.58%
                 WA Gross WAC                        6.974%                  7.494%                  7.113%
                 Range of Gross WAC        3.750% - 13.500%        1.250% - 10.283%        1.250% - 13.500%
                 WA Net WAC (%)                      6.592%                  6.992%                  6.699%
                 WAM (mos)                              347                     349                     347
                 WA Age (mos)                            13                      28                      17
                 WA Orig. Term (mos)                    360                     378                     365
                Fixed Rate Balloon                      N/A                     N/A                     N/A
                Fixed Rate Fully
                Amortizing                              N/A                     N/A                     N/A
                Adjustable Rate                     100.00%                 100.00%                 100.00%
                 First Lien / Second
                Lien                          100.00% /---%           100.00% /---%           100.00% /---%
                CURRENT BALANCE
                $0 - $49,999                          0.53%                   0.70%                   0.58%
                $50,000 - $99,999                     3.26%                   1.93%                   2.90%
                $100,000 - $149,999                   6.35%                   4.75%                   5.92%
                $150,000 - $199,999                  10.20%                   7.10%                   9.37%
                $200,000 - $249,999                   6.64%                   6.12%                   6.50%
                $250,000 - $299,999                  10.08%                   8.52%                   9.66%
                $300,000 - $349,999                   9.06%                   4.69%                   7.89%
                $350,000 - $399,999                  10.13%                  11.09%                  10.38%
                $400,000 - $449,999                   5.88%                   7.72%                   6.37%
                $450,000 - $499,999                   5.06%                  12.25%                   6.98%
                $500,000 - $549,999                   3.14%                   4.90%                   3.61%
                $550,000 - $599,999                   4.95%                   7.42%                   5.61%
                $600,000 - $649,999                   2.92%                   3.47%                   3.06%
                $650,000 and above                   21.82%                  19.36%                  21.16%
                INTEREST RATE
                Up to 5.999%                         20.99%                  17.10%                  19.95%
                6.000% - 6.999%                      30.70%                   3.55%                  23.46%
                7.000% - 7.999%                      27.39%                  31.83%                  28.58%
                8.000% - 8.999%                      17.95%                  43.23%                  24.70%
                9.000% - 9.999%                       0.80%                   3.73%                   1.58%
                10.000% - 10.999%                     1.14%                   0.55%                   0.98%
                11.000% - 11.999%                     0.39%                   0.00%                   0.28%
                12.000% - 12.999%                     0.56%                   0.00%                   0.41%
                13.000% - 13.999%                     0.08%                   0.00%                   0.06%

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

           THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE
            DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED ON INFORMATION AS
                              OF FEBRUARY 1, 2007.

                LOAN CHARACTERISTIC             HYBRID ARMS                 NEG AMS         TOTAL ARMS POOL
                AGE (MONTHS)
                0 - 12                               70.43%                  26.05%                  58.59%
                13 - 24                              14.55%                  37.12%                  20.57%
                25 - 36                               5.03%                  12.85%                   7.11%
                37 - 48                               7.41%                  10.05%                   8.11%
                49 - 60                               1.21%                   5.43%                   2.34%
                61 - 72                               0.19%                   4.76%                   1.41%
                73 - 84                               0.09%                   0.53%                   0.21%
                85 - 96                               0.45%                   0.31%                   0.41%
                97 - 108                              0.02%                   0.00%                   0.01%
                109 or greater                        0.64%                   2.90%                   1.24%
                ORIGINAL TERM
                0-15 Years                            0.00%                   0.31%                   0.08%
                16-30 Years                          99.89%                  83.80%                  95.60%
                +30 Years                             0.11%                  15.88%                   4.32%
                CREDIT SCORE
                Weighted Average                        662                     609                     648
                Not Available                         0.27%                   0.32%                   0.28%
                Up to 549                            11.42%                  35.85%                  17.93%
                550 to 599                            7.30%                  19.28%                  10.49%
                600 to 649                           20.98%                   8.85%                  17.75%
                650 to 699                           25.37%                  14.90%                  22.58%
                700 to 749                           19.71%                  12.54%                  17.80%
                750 to 799                           14.31%                   8.26%                  12.70%
                800 and Greater                       0.64%                   0.00%                   0.47%
                 CURRENT LTV*
                *LTV for second liens
                includes Senior Lien
                Balance
                 Weighted Average                    80.25%                  77.98%                  79.64%
                 % LTV's > 80%                       35.35%                  51.94%                  39.78%
                 % of LTV's > 80%
                with MI                              35.35%                  51.94%                  39.78%
                ORIGINAL CLTV*
                *LTV for second liens
                includes Senior Lien
                Balance
                Weighted Average                     80.99%                  78.13%                  80.23%
                Up to 10.00%                          0.01%                   0.00%                   0.01%
                10.01% - 20.00%                       0.07%                   0.00%                   0.05%
                20.01% - 30.00%                       0.20%                   0.00%                   0.15%
                30.01% - 40.00%                       0.46%                   0.91%                   0.58%
                40.01% - 50.00%                       2.45%                   2.26%                   2.40%
                50.01% - 60.00%                       4.49%                   4.57%                   4.51%
                60.01% - 70.00%                      11.96%                  16.14%                  13.07%
                70.01% - 80.00%                      45.70%                  46.45%                  45.90%
                80.01% - 90.00%                       9.14%                  18.81%                  11.72%
                90.01% - 100.00%                     25.05%                   8.52%                  20.64%
                100.01% and above                     0.49%                   2.35%                   0.98%

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------

           THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE
            DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED ON INFORMATION AS
                              OF FEBRUARY 1, 2007.

                LOAN CHARACTERISTIC             HYBRID ARMS                 NEG AMS         TOTAL ARMS POOL
                OCCUPANCY STATUS
                 Investor Property                   18.38%                   9.29%                  15.96%
                 Owner Occupied                      78.76%                  86.07%                  80.71%
                 Second Home                          2.85%                   4.64%                   3.33%
                LOAN PURPOSE
                Cash-Out Refi                        22.51%                  46.81%                  28.99%
                 Purchase Money                      64.70%                  36.69%                  57.23%
                 Rate/Term Refi                      12.79%                  16.50%                  13.78%
                INSURANCE
                 Conventional w/o MI                 92.82%                  93.15%                  92.91%
                 Conventional w/MI                    7.18%                   6.85%                   7.09%
                GEOGRAPHIC
                CONCENTRATION (> 5%)            (CA) 21.25%             (CA) 32.79%             (CA) 24.32%
                                                (FL) 16.13%             (NY) 13.40%             (FL) 15.32%
                                                 (GA) 5.55%             (FL) 13.07%              (NY) 7.22%
                                                                         (NJ) 8.08%              (NJ) 5.25%
                 PROPERTY TYPE
                2-4 Family                            4.74%                   5.51%                   4.95%
                CO-OP                                 0.00%                   0.84%                   0.22%
                Condominium                          15.21%                  12.48%                  14.48%
                PUD                                   9.55%                   9.02%                   9.41%
                Single Family                        69.73%                  72.15%                  70.37%
                Townhouse                             0.77%                   0.00%                   0.56%
                INDEX
                 Fixed Rate Balloon                   0.00%                   0.00%                   0.00%
                 Fixed Rate Fully
                Amortizing                            0.00%                   0.00%                   0.00%
                 1YR LIBOR ARM                       27.64%                   0.00%                  20.27%
                 6MO LIBOR ARM                       34.86%                   0.00%                  25.56%
                 1MO LIBOR ARM                        0.00%                   2.67%                   0.71%
                 1YR CMT ARM                         37.50%                   0.00%                  27.50%
                COFI                                  0.00%                   5.29%                   1.41%
                 MTA                                  0.00%                  92.04%                  24.55%
                ARM Balloon 6 MO                      1.20%                   0.00%                   0.88%
                LIBOR
                INTEREST ONLY
                10YR IO                              42.46%                   0.00%                  31.13%
                2YR IO                                0.00%                   0.00%                   0.00%
                3YR IO                                0.00%                   0.00%                   0.00%
                5YR IO                               23.50%                   0.00%                  17.23%
                6YR IO                                0.00%                   0.00%                   0.00%
                7YR IO                                0.00%                   0.00%                   0.00%
                NONIO                                34.04%                 100.00%                  51.63%

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD2 GROUP II

--------------------------------------------------------------------------------
           THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE
            DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS
            SUPPLEMENT AND HAS BEEN PROVIDED BASED ON INFORMATION AS
                              OF FEBRUARY 1, 2007.

                LOAN CHARACTERISTIC             HYBRID ARMS                 NEG AMS         TOTAL ARMS POOL
                GROSS MARGIN
                Weighted Average                     2.710%                  3.104%                  2.815%
                Fixed Rate Mortgage                   0.00%                   0.00%                   0.00%
                Loans
                Up to 2.999%                         91.56%                  43.96%                  78.86%
                3.000% - 3.999%                       2.40%                  49.09%                  14.86%
                4.000% - 4.999%                       1.33%                   6.39%                   2.68%
                5.000% - 5.999%                       1.88%                   0.55%                   1.52%
                6.000% - 6.999%                       1.69%                   0.00%                   1.24%
                7.000% - 7.999%                       0.87%                   0.00%                   0.63%
                8.000% and above                      0.29%                   0.00%                   0.21%
                MAXIMUM INTEREST RATE
                Weighted Average                    12.019%                 11.107%                 11.776%
                Fixed Rate Mortgage                   0.00%                   0.00%                   0.00%
                Loans
                Up to 11.999%                        49.23%                  74.32%                  55.92%
                12.000% - 12.999%                    26.14%                  17.29%                  23.78%
                13.000% - 13.999%                    19.45%                   5.95%                  15.85%
                14.000% - 14.999%                     3.60%                   1.92%                   3.15%
                15.000% - 15.999%                     0.90%                   0.19%                   0.71%
                16.000% - 16.999%                     0.42%                   0.00%                   0.31%
                17.000% - 17.999%                     0.25%                   0.00%                   0.18%
                19.000% - 19.999%                     0.02%                   0.34%                   0.10%
                MONTHS TO NEXT RATE
                ADJUSTMENT
                Weighted Average                         57                       4                      43
                Fixed Rate Mortgage                   0.00%                   0.00%                   0.00%
                Loans
                 1 -  3                               1.94%                  84.11%                  23.86%
                 4 -  7                               2.96%                   2.57%                   2.86%
                 8 - 11                               2.17%                   4.08%                   2.68%
                12 - 15                               3.01%                   1.91%                   2.72%
                16 - 19                               2.03%                   0.88%                   1.72%
                20 - 23                               3.83%                   1.04%                   3.08%
                24 - 27                               1.89%                   2.17%                   1.97%
                28 - 31                               3.48%                   0.00%                   2.55%
                32 - 39                               2.67%                   0.37%                   2.05%
                40 - 43                               2.40%                   1.74%                   2.23%
                44 - 47                               2.96%                   0.36%                   2.26%
                48 +                                 70.66%                   0.76%                  52.01%